EXECUTION COPY


================================================================================



             VOTO-VOTORANTIM OVERSEAS TRADING OPERATIONS II LIMITED,
                                 as the Company,

                       JPMORGAN CHASE BANK, LONDON BRANCH,
                        J.P. MORGAN BANK LUXEMBOURG S.A.,
                                as Paying Agents,

                          J.P. MORGAN TRUST BANK LTD.,
                            as Principal Paying Agent

                         VOTORANTIM PARTICIPACOES S.A.,
                        VOTORANTIM CELULOSE E PAPEL S.A.,
                            CIMENTO RIO BRANCO S.A.,
                                  as Guarantors

                                     - and -

                              JPMORGAN CHASE BANK,
                                   as Trustee

                   ------------------------------------------

                                    INDENTURE

                            Dated as of July 28, 2003

                   ------------------------------------------

                                 US$250,000,000

                              5.75% Notes due 2005


================================================================================

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1   Definitions......................................................1
SECTION 1.2   Compliance Certificates and Opinions............................13
SECTION 1.3   Form of Documents Delivered to Trustee..........................14
SECTION 1.4   Acts of Noteholders.............................................14
SECTION 1.5   Notices, Etc., to Trustee, Company and Guarantors...............15
SECTION 1.6   Notice to Noteholders; Waiver...................................16
SECTION 1.7   Effect of Headings and Table of Contents........................16
SECTION 1.8   Successors and Assigns..........................................16
SECTION 1.9   Severability Clause.............................................16
SECTION 1.10  Benefits of Indenture...........................................16
SECTION 1.11  Governing Law...................................................17
SECTION 1.12  Legal Holidays..................................................17
SECTION 1.13  Submission to Jurisdiction; Agent for Service;
              Waiver of Immunities............................................17
SECTION 1.14  Currency of Account; Conversion of Currency;
              Foreign Exchange Restrictions...................................18
SECTION 1.15  Counterparts....................................................20

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1   Forms Generally.................................................20
SECTION 2.2   Title and Terms.................................................20
SECTION 2.3   Denominations...................................................21
SECTION 2.4   Execution, Authentication, Delivery and Dating..................21
SECTION 2.5   Transfer and Exchange of Notes..................................22
SECTION 2.6   Mutilated, Destroyed, Lost and Stolen Notes.....................23
SECTION 2.7   Payment of Interest; Interest Rights Preserved..................24
SECTION 2.8   Persons Deemed Owners...........................................24
SECTION 2.9   Cancellation....................................................24
SECTION 2.10  Computation of Interest.........................................25
SECTION 2.11  ISIN and Common Code Numbers....................................25
SECTION 2.12  Paying Agents; Discharge of Payment Obligations;
              Indemnity of Noteholders........................................25

                                   ARTICLE III

                           SATISFACTION AND DISCHARGE

SECTION 3.1   Satisfaction and Discharge of Indenture.........................26
SECTION 3.2   Application of Trust Money......................................27

                                   ARTICLE IV

                                    REMEDIES

SECTION 4.1   Events of Default...............................................28
SECTION 4.2   Collection of Indebtedness and Suits for
              Enforcement by Trustee..........................................31
SECTION 4.3   Trustee May File Proofs of Claim................................32
SECTION 4.4   Trustee May Enforce Claims Without Possession of Notes..........32
SECTION 4.5   Application of Money Collected..................................32
SECTION 4.6   Limitation on Suits.............................................33
SECTION 4.7   Unconditional Right of Noteholders to Receive
              Principal, Premium and Interest.................................33
SECTION 4.8   Restoration of Rights and Remedies..............................33
SECTION 4.9   Rights and Remedies Cumulative..................................33
SECTION 4.10  Delay or Omission Not Waiver....................................34
SECTION 4.11  Control by Noteholders..........................................34
SECTION 4.12  Waiver of Past Defaults.........................................34
SECTION 4.13  Undertaking for Costs...........................................35
SECTION 4.14  Waiver of Stay or Extension Laws................................35

                                    ARTICLE V

                                   THE TRUSTEE

SECTION 5.1   Certain Duties and Responsibilities.............................35
SECTION 5.2   Notice of Defaults..............................................36
SECTION 5.3   Certain Rights of Trustee.......................................36
SECTION 5.4   Not Responsible for Recitals or Issuance of Notes...............37
SECTION 5.5   May Hold Notes..................................................38
SECTION 5.6   Money Held in Trust.............................................38
SECTION 5.7   Compensation and Reimbursement..................................38
SECTION 5.8   Disqualification; Conflicting Interests.........................39
SECTION 5.9   Corporate Trustee Required; Eligibility.........................39
SECTION 5.10  Resignation and Removal; Appointment of Successor...............39
SECTION 5.11  Acceptance of Appointment by Successor..........................40
SECTION 5.12  Merger, Conversion, Consolidation or Succession
              to Business.....................................................40
SECTION 5.13  Preferential Collection of Claims Against the Company...........41
SECTION 5.14  Appointment of Authenticating Agent.............................44

                                   ARTICLE VI

                           MERGER, CONSOLIDATION, ETC.

SECTION 6.1   Mergers, Consolidations and Certain Sales of Assets.............45
SECTION 6.2   Successor Substituted...........................................47

                                   ARTICLE VII

                             SUPPLEMENTAL INDENTURES

SECTION 7.1   Supplemental Indentures Without Consent of Noteholders..........47
SECTION 7.2   Supplemental Indentures with Consent of Noteholders.............48
SECTION 7.3   Execution of Supplemental Indentures............................49
SECTION 7.4   Effect of Supplemental Indentures...............................49
SECTION 7.5   Reference in Notes to Supplemental Indentures...................49

                                  ARTICLE VIII

                                    COVENANTS

SECTION 8.1   Payment of Principal, Premium and Interest......................49
SECTION 8.2   Maintenance of Office or Agency.................................49
SECTION 8.3   Money for Note Payments to Be Held in Trust.....................50
SECTION 8.4   Existence.......................................................51
SECTION 8.5   Maintenance of Properties and Insurance.........................51
SECTION 8.6   Payment of Taxes and Other Claims...............................51
SECTION 8.7   Provision of Financial Information..............................52
SECTION 8.8   Statement by Officers as to Default.............................52
SECTION 8.9   Waiver of Certain Covenants.....................................52
SECTION 8.10  Payment of Additional Amounts...................................52
SECTION 8.11  Negative Covenants of the Company...............................54
SECTION 8.12  Limitation on Indebtedness of the Guarantors....................56
SECTION 8.13  Limitation on Liens of the Guarantors...........................58
SECTION 8.14  Transactions with Affiliates and Related Persons................60
SECTION 8.15  Governmental Authorizations.....................................60

                                   ARTICLE IX

                               REDEMPTION OF NOTES

SECTION 9.1   Redemption for Tax Reasons......................................61
SECTION 9.2   Applicability of Article........................................61
SECTION 9.3   Election to Redeem; Notice to Trustee...........................62
SECTION 9.4   Notice of Redemption............................................62
SECTION 9.5   Deposit of Redemption Price.....................................62
SECTION 9.6   Notes Payable on Redemption Date................................62

SECTION 9.7   Redemption, Repurchase and Early Repayment......................63

                                    ARTICLE X

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 10.1  The Company's Option to Effect Defeasance or
              Covenant Defeasance.............................................63
SECTION 10.2  Defeasance and Discharge........................................63
SECTION 10.3  Covenant Defeasance.............................................63
SECTION 10.4  Conditions to Defeasance or Covenant Defeasance.................64
SECTION 10.5  Deposited Money and U.S. Government Obligations
              to Be Held in Trust; Other Miscellaneous Provisions.............66
SECTION 10.6  Reinstatement...................................................66
SECTION 10.7  Repayment to Company............................................67

                                   ARTICLE XI

                                    GUARANTEE

SECTION 11.1  Guarantee.......................................................67
SECTION 11.2  Delivery of the Guarantee.......................................69
SECTION 11.3  Guarantors May Consolidate, Etc., on Certain Terms..............69
SECTION 11.4  Release of Guarantors...........................................69

                                   ARTICLE XII

                          PLEDGE OF INTERCOMPANY BONDS

SECTION 12.1  Security Interest...............................................70
SECTION 12.2  Delivery of the Collateral......................................70
SECTION 12.3  Lien of Collateral..............................................70
SECTION 12.4  Certain Covenants Relating to the Pledge
              of Intercompany Bonds...........................................70
SECTION 12.5  Certain Rights upon Default.....................................71
SECTION 12.6  Attorney-in-Fact................................................71

         THIS INDENTURE, dated as of July 28, 2003, among Voto-Votorantim Overseas Trading Operations II Limited, a limited liability company duly organized and existing under the laws of the Cayman Islands (the "Company"), having its principal office at Walkers SPV Limited, Walker House, Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands, Votorantim Participacoes S.A., Votorantim Celulose e Papel S.A., Cimento Rio Branco S.A., each of which is a validly organized corporation (sociedade anonima) duly organized under the laws of the Federative Republic of Brazil (each, a "Guarantor" and together, the "Guarantors"), JPMorgan Chase Bank, a New York corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee"), JPMorgan Chase Bank, London Branch, a corporation duly organized and existing under the laws of England, and J.P. Morgan Bank Luxembourg S.A., a corporation duly organized and existing under the laws of Luxembourg, as paying agents (together, the "Paying Agents"), and J.P. Morgan Trust Bank Ltd., a corporation duly organized and existing under the laws of Japan, as principal paying agent (the "Principal Paying Agent").

               RECITALS OF THE COMPANY AND EACH OF THE GUARANTORS

         WHEREAS, the Company has duly authorized the creation of an issue of US$250,000,000 aggregate principal amount of its 5.75% Notes due 2005 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         WHEREAS, each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide for their respective Guarantee with respect to the Notes as set forth in this Indenture.

         WHEREAS, all things necessary (i) to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) to make the Guarantee of the Guarantors, each of which when executed by the respective Guarantors and endorsed on the Notes executed, authenticated and delivered hereunder, the valid obligations of the respective Guarantors and (iii) to make this Indenture a valid agreement of the Company and each of the Guarantors, all in accordance with their respective terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Noteholders thereof, it is mutually agreed, for the equal and proportionate benefit of all Noteholders, as follows:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Brazilian GAAP, and except as otherwise herein expressly provided, the term "Brazilian GAAP," with respect to any computation required or permitted hereunder, shall mean Brazilian GAAP as is generally accepted at the date of this Indenture;

         (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (4) all references in this Indenture, the Notes and the Guarantees to interest in respect of any Note shall be deemed to include all Additional Amounts, if any, in respect of such Note, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof or thereof shall not be construed, without more, as excluding reference to Additional Amounts in those provisions hereof or thereof where such express mention is not made; all references in this Indenture, the Notes and the Guarantee to principal in respect of any Note shall be deemed to include any Redemption Price payable in respect of such Note pursuant to any redemption hereunder (and all such references to the Stated Maturity of the principal in respect of any Note shall be deemed to include the Redemption Date with respect to any such Redemption Price with respect to any such Redemption Price), and express mention of the payment of any Redemption Price in any provision hereof or thereof shall not be construed as excluding reference to any Redemption Price in those provisions hereof or thereof where such express reference is not made); and

         (5) all references in this Indenture to "$," "US$," "dollars" or "U.S. dollars" shall refer to the lawful currency of the United States of America.

         "Act," when used with respect to any Noteholder, has the meaning specified in Section 1.4 hereof.

         "Additional Amounts" has the meaning specified in Section 8.10 hereof.

         "Affiliate" of any Person means any other Person controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent" has the meaning set for the in Section 5.14 hereof.

         "Base Currency" has the meaning set forth in Section 1.14(b) hereof.

         "Board of Directors" means the board of directors of the Company.

         "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified by at least two Directors of the Company and delivered to the Trustee.

         "Brazil" means the Federative Republic of Brazil and any ministry, department, authority (including the Central Bank) or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Federative Republic of Brazil or any of the foregoing.

         "Brazilian GAAP" means accounting principles generally accepted in Brazil from time to time.

         "Business Day" means any day on which banks are open for business and carrying out transactions in U.S. dollars in London, New York City, Tokyo or the city in which the Paying Agent to which the Note is surrendered for payment is located.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability set forth on a balance sheet of such Person in accordance with Brazilian GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with Brazilian GAAP.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including quotas in a Brazilian limited liability quota company (limitada) or partnership interests, whether general or limited, of such Person.

         "Cash Flow" for any period means the sum of VPAR's (on a consolidated basis), CRB's (on a consolidated basis) or VCP's (on a consolidated basis), as the case may be, net sales, depreciation and dividends from subsidiaries minus cost of sales and selling, general and administrative expenses, in each case as determined by reference to VPAR's (on a consolidated basis), CRB's (on a consolidated basis) or VCP's (on a consolidated basis), as the case may be, most recent available audited or unaudited (if subject to a limited review by independent accountants) semiannual or audited annual financial statements (consolidated in the event such Guarantor produces audited annual consolidated financial statements) and calculated in accordance with Brazilian GAAP, or the method most analogous thereto providing for adjustments to account for the effect of inflation, if any, then recognized under Brazilian law; provided, however, that in the event that Brazilian GAAP changes with effect after the date of this Indenture, Cash Flow shall be calculated in accordance with the Existing Accounting Policies.

         "Central Bank" means the Central Bank of Brazil or any successor entity.

         "Change of Law" has the meaning specified in Section 9.1 hereof.

         "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme or its successor.

         "Closing Date" means the date on which the Notes are first authenticated and delivered under this Indenture.

         "Collateral" means the Intercompany Bonds and the Intercompany Guarantees and all interest, dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Intercompany Bonds or Intercompany Guarantees.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by at least two Directors of the Company and delivered to the Trustee.

         "Corporate Trust Office" means the principal office of the Trustee in The City of New York, New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is located at 4 New York Plaza, 1st Floor, New York, New York, 10004, Attention: Institutional Trust Services, and such other offices as the Trustee may designate from time to time.

         "corporation" means a corporation, association, company, limited liability company, joint-stock company or business trust.

         "CRB" means Cimento Rio Branco S.A., a Brazilian corporation, its successors and assigns.

         "Default" means an event that with the passing of time or the giving of notice or both shall constitute an Event of Default.

         "Definitive Bearer Note" has the meaning set forth in Section 2.5 hereof.

         "Defaulted Interest" has the meaning specified in Section 2.7 hereof.

         "Depositary" means JPMorgan Chase Bank, London Branch, as common depositary for Euroclear and Clearstream, Luxembourg, or such other Depositary with respect to the Notes issuable or issued in whole or in part in the form of the Note.

         "Director" means a member of the Board of Directors.

         "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes.

         "Ermirio de Moraes Family" means, at any time, Mr. Antonio Ermirio de Moraes, Mr. Ermirio Pereira de Moraes, Mrs. Maria Helena de Moraes Scripilliti and Mr. Jose Ermirio de Moraes Filho, and all of their descendants.

         "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

         "Event of Default" has the meaning specified in Section 5.1 hereof.

         "Existing Accounting Policies" means the present accounting policies and principles adopted by the Company or the relevant Guarantor, as the case may be, as at the Closing Date.

         "Government Agency" means a public legal entity or public agency, created by any competent authority, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any such public legal entity or public agency including any central bank.

         "Group Subsidiary" means any present or future subsidiary (whether or not majority owned) of any of the Guarantors of which 99% or more of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) shall at the time be owned, directly or indirectly, by Hejoassu or members of the Ermirio de Moraes Family.

         "guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; and provided further that the Incurrence by a Restricted Subsidiary of the Company of a Lien permitted under Clause (iv) of the second paragraph of Section 8.13 shall not be deemed to constitute a guarantee by such Restricted Subsidiary of any Purchase Money Indebtedness of the Company secured thereby.

         "Guarantee" means the joint, several, unconditional and irrevocable guarantees by the respective Guarantors of the due and punctual payment of the principal (and premium, if any) and interest (including any Additional Amounts) on, the Notes; provided that the liability of each of VCP and CRB under their respective guarantees will be limited to 50% of the outstanding amount of the Notes.

         "Guarantor Subsidiary" means any Subsidiary of any Guarantor or of two or more Guarantors on a collective basis.

         "Guarantors," as of any time, has the meaning specified in the first paragraph of this Indenture.

         "Hejoassu" means Hejoassu Administracao Ltda., a Brazilian corporation.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to Brazilian GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in Brazilian GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness; provided further, however, that the Company or any Guarantor may elect to treat all or any portion of revolving credit debt commitment, whether or not then outstanding of the Company, any such Guarantor or a Subsidiary as being incurred from and after any date beginning the date the revolving credit commitment is extended to the Company, any such Guarantor or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by the Company, any such Guarantor or a Subsidiary under such commitment up to the amount of such commitment designated by the Company or any such Guarantor as Incurred shall not be deemed to be new Incurrences of Indebtedness by the Company, any such Guarantor or such Subsidiary.

         "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are payable on customary trade terms or which are being contested in good faith), (v) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vi) all obligations to redeem Disqualified Stock issued by such Person, (vii) every Net Obligation under Interest Rate and Currency Protection Agreements of such Person, (viii) every Capital Lease Obligation of such Person, and (ix) every obligation of the type referred to in Clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed.

         For purposes of the foregoing definition of Indebtedness, obligations Outstanding under the Notes shall be deemed to be Indebtedness only to the following extent:

         (i)   US$125 million shall be deemed to be Indebtedness of VCP; and

         (ii)  US$125 million shall be deemed to be Indebtedness of VPAR,

and to the extent and for so long as any of the Indebtedness Outstanding under the Notes shall be purchased and held by any of the Guarantors or the Company, or purchased and cancelled by the Company, the amount of such obligations which shall be deemed to be Indebtedness of VCP, on the one hand, and VPAR, on the other, shall be redeemed accordingly on a 50:50 basis.

         The "amount" or "principal amount" of Indebtedness at any time of determination represented by (a) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with Brazilian GAAP, (b) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company, any Guarantor or any Wholly Owned Restricted Subsidiary of the Company or any such Guarantor) thereof for which the Seller of the Receivables remains obligated, excluding amounts representative of yield or interest earned on such investment, (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, (d) any Capital Lease Obligation, shall be determined in accordance with the definition thereof, and (e) any Permitted Interest Rate or Currency Protection Agreement, shall be zero. In no event shall Indebtedness include any liability for taxes.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Intercompany Bonds" means a US$125,000,000 interest in a US$150,000,000 8.5% fixed-rate bond due 2005 issued on December 27, 1996 by VCP (and currently the obligation of VCP Exportadora e Participacoes S.A., as successor to VCP's obligations under that bond) and guaranteed by VPAR (formerly S.A. Industrias Votorantim, or SAIV), VCP and CRB and a US$125,000,000 interest in a US$150,000,000 8.5% fixed-rate bond due 2005 issued on December 27, 1996 by VPAR (formerly SAIV and currently the obligation of Votorantim Cimentos Ltda., as successor to VPAR's obligations under that bond) and guaranteed by VPAR, VCP and CRB.

         "Intercompany Bond Documents" means the fiscal agency agreements, placement agreements, guaranty agreements, note purchase agreements, and notes executed in connection with the Intercompany Bonds and the Intercompany Guarantees.

         "Intercompany Guarantees" means each of the guarantees of VPAR, CRB and VCP with respect to the Intercompany Bond issued by VCP (and currently the obligation of VCP Exportadora e Participacoes S.A., as successor to VCP's obligation under that bond) and VPAR, VCP and CRB with respect to the Intercompany Bonds issued by VPAR (formerly S.A. Industrias Votorantim, and currently the obligation of Votorantim Cimentos Ltda., as successor to VPAR's obligations under that bond).

         "Interest Payment Date" has the meaning set forth in Section 2.2 hereof.

         "Interest Period" means each period beginning on (and including) the Issue Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date.

         "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option, hedge or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including any payment on a guarantee of any obligation of such other Person, but excluding any loan, advance or extension of credit to an employee of the Company, any of the Guarantors or any Restricted Subsidiaries in the ordinary course of business, accounts receivables and other commercially reasonable extensions of trade credit.

         "Issue Date" has the meaning set forth in Section 2.2 hereof.

         "judgment currency" has the meaning set forth in Section 1.14(b) hereof.

         "Lien" means, with respect to any property, assets, revenues or income, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), Sale Leaseback Transaction, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property, assets, revenues or income (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Manager" means ABN AMRO Bank N.V.

         "Maturity Date" means the date on which the principal of any Note becomes due and payable as therein or herein provided, whether as designated in
Section 2.2 hereof or by declaration of acceleration, redemption or otherwise.

         "Net Debt" means, at any time, an amount equal to the Indebtedness less the aggregate amount of all cash, cash equivalents and marketable securities (valued in accordance with Brazilian GAAP) of any Guarantor and its consolidated Subsidiaries.

         "Net Obligation" at any date of determination means the net amount, exclusive of any commissions or administrative fees that a Person would be obligated to pay upon the termination of an Interest Rate and Currency Protection Agreement as of such date.

         "New Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "Noteholder" means a Person who holds any Note at any given time.

         "Notes" means the notes issued and duly authenticated pursuant to this Indenture.

         "Obligations" has the meaning set forth in Section 11.1 hereof.

         "Officers' Certificate" means (a) with respect to the Company, a certificate signed by any two Directors of the Company and (b) with respect to any Guarantor, a certificate signed by (i) the Chief Executive Officer, President, Chief Financial Officer or a Vice President and (ii) the Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary of such Guarantor, as applicable, and delivered to the Trustee and containing the statements provided for in Section 4.1 hereof. One of the officers signing an Officers' Certificate for any such Guarantor given pursuant to Section 4.1 hereof shall be the principal executive, financial or accounting officer of such entity.

         "Opinion of Counsel" means a written opinion of legal counsel, who may be counsel for the Company or any of the Guarantors, and containing the statements provided for in Section 1.2 hereof.

         "Outstanding," when used with respect to the Notes, means, as of the date of determination, all the Notes theretofore authenticated and delivered under this Indenture (including, as of such date, all the Notes represented by Notes authenticated and delivered under this Indenture), except the reduced portion or portions of any Note, as such reduction or reductions shall have been endorsed on such Note by the Trustee as provided herein and, except:

         (i) The Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) The Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as their own Paying Agents) for the Noteholders of such Notes; provided that, if such Notes are to be repurchased, notice of such repurchase has been duly given pursuant to this Indenture; and

         (iii) Notes which have been issued pursuant to Section 2.7 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company. The Company has initially appointed JPMorgan Chase Bank, London Branch, and J.P. Morgan Chase Bank Luxembourg, S.A. to act as Paying Agents.

         "Payment Date" has the meaning set forth in Section 2.12 hereof.

         "Permanent Global Note" has the meaning set forth in Section 2.5 hereof.

         "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into in the ordinary course of business and not for purposes of speculation with one or more financial institutions that is designed to protect such Person against or relating to (i) fluctuations in interest rates, currency exchange rates or interest rate indices or (ii) fluctuations in foreign currency exchange rates or commodity prices with respect to Indebtedness Incurred.

         "Person" means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

         "Predecessor Note" of any particular Note means every previous Note issued before and evidencing all or a portion of the same debt as that evidenced by, such particular Note and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "Principal Paying Agent" means J.P. Morgan Trust Bank Ltd. or any successor in its capacity as Principal Paying Agent.

         "rates of exchange" has the meaning set forth in Section 1.14(b)(iv) hereof.

         "Rate of Interest" has the meaning set forth in Section 2.2 hereof.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

         "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

         "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to Article IX hereof.

         "Redemption Price" when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to Article IX hereof.

         "refinancing" has the meaning set forth in Section 8.12 hereof.

         "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Related Party" means any Affiliate of the Ermirio de Moraes Family.

         "Responsible Officer" means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" of the Company or any Guarantor means any present or future Subsidiary of the Company or the Guarantors other than (i) Votorantim Financas S.A., Banco Votorantim S.A., Votorantim Bank Limited or BV Financeira, Credito, Financiamento e Investimento S.A., and (ii) any direct or indirect subsidiary of Votorantim Financas S.A. which is principally engaged in the financial services business and related activities.

         "Sale Leaseback Transaction" means any arrangement, direct or indirect, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         "Secured Obligations" means the unpaid principal (and premium, if any) of and interest (including any Additional Amounts) on the Notes (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); all the obligations of the Company to the Noteholders pursuant to this Indenture and all other obligations and liabilities of the Company to the Noteholders whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, the Subscription Agreement or this Indenture, as the case may be, and any other document made, delivered or given in connection therewith or herewith, and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now existing, or hereafter incurred, of the Company to the Trustee whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Manager and the Trustee) or otherwise.

         "Securities Act" means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

         "Securitization Transaction" means a transaction in which a Guarantor or a Subsidiary thereof sells or transfers an interest in Receivables (and/or any rights arising under the documentation governing or relating to such Receivables covered by such transaction, any proceeds of Receivables and any lockboxes or accounts in which such proceeds are deposited and any related assets) to a special purpose entity that issues securities payable from collections of such Receivables or other assets.

         "Senior Officer" means the chief executive officer, president or chief financial officer of the relevant entity.

         "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the Redemption Date, the Maturity Date or any Interest Payment Date, as the case may be, on which the principal of such Note or such installment of interest, as the case may be, is due and payable.

         "Subscription Agreement" means the subscription agreement, dated as of July 10, 2003 between the Company, the Guarantors and the Manager, as such agreement may be amended from time to time.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Taxes" has the meaning set forth in Section 8.10 hereof.

         "Temporary Global Note" has the meaning set forth in Section 2.5 hereof.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two business days prior to such determination.

         "Vice President," when used with respect to the Guarantors, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "VCP" means Votorantim Celulose e Papel S.A., a Brazilian corporation, its successors and assigns.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Votorantim Group" means the group of related companies commonly known as the "Votorantim Group" comprised of the Subsidiaries of Hejoassu as of the date hereof.

         "VPAR" means Votorantim Participacoes S.A., a Brazilian corporation, its successors and assigns.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person of which at least 99% or more of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

         SECTION 1.2 Compliance Certificates and Opinions. Upon any application or request by the Company or any of the Guarantors to the Trustee to take any action under any provision of this Indenture, the Company or any of the Guarantors shall furnish to the Trustee such certificates and opinions as may be required under this Indenture. Each such certificate or opinion, and any certificate evidencing a determination required to be made by the Company or any of the Guarantors under this Indenture, shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company or any of the Guarantors, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth in this Indenture.

         Every certificate or opinion with respect to compliance by or on behalf of the Company or any of the Guarantors with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate of an officer of the Company or any of the Guarantors may be based, insofar as it relates to legal matters, upon an Opinion of Counsel submitted therewith, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of an officer or officers of the Company or any of the Guarantors submitted therewith stating the information on which counsel is relying, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4 Acts of Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.1 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

         The fact and date of the execution by any Person of any such instrument or writing pursuant to this Section 1.4 may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         Any Noteholder shall (except as otherwise required by law) be treated as absolute owner of the Note(s) which it holds for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of previous loss or theft thereof) and no person will be liable for so treating such Noteholder.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of any Noteholder shall bind every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         Without limiting the foregoing, a Noteholder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

         SECTION 1.5 Notices, Etc., to Trustee, Company and Guarantors. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Noteholder or by the Company or any of the Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at 4 New York Plaza, 1st Floor, New York, New York 10004, Attention: Institutional Trust Services, and such other offices as the Trustee may designate from time to time;

         (2) the Company by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands, or at any other address previously furnished in writing to the Trustee by the Company;

         (3) any of VPAR or CRB by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to any of such Guarantor addressed to VPAR or CRB, as the case may be, in care of Votorantim Participacoes S.A., Rua

     Amauri, 286, 01448-900 Sao Paulo, Brazil, Attention: Financial Director, or to any other address previously furnished in writing to the Trustee by such Guarantor; or

         (4) VCP by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first class postage prepaid, to any of such Guarantors addressed to VCP at Alameda Santos, 1357, 6(degree) andar, 01470-900 Sao Paulo, Brazil, Attention: Financial Director, or to any other address previously furnished in writing to the Trustee by VCP.

         SECTION 1.6 Notice to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published in
(i) a leading English language daily newspaper published in London (which is expected to the Financial Times) and, (ii) for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or in either case, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of the first publication (or if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Such notices shall be deemed to be given on the date of such publication or, if published more than once, on the date of the first such publication. If a notice is published at the discretion of the Trustee, the notice shall conform to the rules of the Luxembourg Stock Exchange. If publication is not practicable in any newspaper in accordance with this Section 1.5, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may, in its sole discretion, determine.

         Except for the requirement under clause (ii) above, so long as the Notes are represented by a Temporary Global Note or a Permanent Global Note, notices to the Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for the communication by them to entitled Accountholders in substitution for publications required pursuant to this Section 1.5.

         SECTION 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.8 Successors and Assigns. All covenants and agreements in this Indenture by the Company or each of the Guarantors shall bind their successors and assigns, whether so expressed or not.

         SECTION 1.9 Severability Clause. In case any provision in this Indenture or in the Notes or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of each of the Notes or the Guarantees shall not in any way be affected or impaired thereby.

         SECTION 1.10 Benefits of Indenture. Nothing in this Indenture or in the Notes or Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture, the Notes or the Guarantee.

         SECTION 1.11 Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. FOR THE PURPOSES OF PARAGRAPH 2 OF ARTICLE 9 OF DECREE-LAW NO. 4,657 OF SEPTEMBER 4, 1942, THE COMPANY IS THE PROPONENT OF THE TRANSACTION CONTEMPLATED BY THIS INDENTURE.

         SECTION 1.12 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Maturity Date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes or the Guarantee) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Maturity Date, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be.

         SECTION 1.13 Submission to Jurisdiction; Agent for Service; Waiver of Immunities. (a) The Company and each of the Guarantors agree that any suit, action or proceeding against any of them brought by any Noteholder or the Trustee arising out of or based upon this Indenture, the Notes or the Guarantee may be instituted in any state or Federal court in the Borough of Manhattan in The City of New York, New York, and waive any objection which each of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

         (b) By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and each of the Guarantors (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System, currently located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes, this Indenture or the Guarantee, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System shall be deemed in every respect effective service of process upon the Company or such Guarantor, as the case may be, in any such suit, action or proceeding. The Company and each of the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and each of the Guarantors may and shall (to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 1.13 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company and each of the Guarantors or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 1.13. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Noteholder, the Trustee shall deliver such information to such Noteholder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Guarantors appointed and acting in accordance with this Section 1.13.

         (c) To the extent that the Company or any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each of the Guarantors hereby irrevocably waive such immunity in respect of their obligations under this Indenture, the Notes and the Guarantee, to the extent permitted by law.

         SECTION 1.14 Currency of Account; Conversion of Currency; Foreign Exchange Restrictions. (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Notes, the Guarantee or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company and the Guarantors or otherwise) by any Noteholder of the Notes in respect of any sum expressed to be due to it from the Company and the Guarantors shall only constitute a discharge to the Company and the Guarantors to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the Notes, the Company and the Guarantors shall, jointly and severally, indemnify it against any loss sustained by it as a result as set forth in Section 1.14(b). In any event, the Company and each of the Guarantors shall, jointly and severally, indemnify the recipient against the cost of making any such purchase; provided that the liability of each of VCP and CRB under this Section 1.14 will be limited to 50% of the total amount of such indemnification. For the purposes of this Section 1.14, it will be sufficient for the Noteholder to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars has been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 1.14 constitute separate and independent obligations from other obligations of the Company and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

         (b) The Company and the Guarantors covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantee and this Indenture:

         (i) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

         (B) If there is change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

         (ii) In the event of the winding-up of the Company or any of the Guarantors at any time while any amount or damages owing under the Notes, the Guarantee and this Indenture, or any judgment or order rendered in respect thereof shall remain outstanding, the Company or the relevant Guarantor, as the case may be, shall indemnify and hold the Noteholders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes, the Guarantee or this Indenture (other than under this Subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Company or the relevant Guarantor, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or the relevant Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

         (iii) The obligations contained in Subsections (a), (b)(i)(B) and
     (b)(ii) of this Section 1.14 shall constitute separate and independent obligations from the other obligations of the Company and the Guarantors under the terms of this Indenture, shall give rise to separate and independent causes of action against the Company or the Guarantors, shall apply irrespective of any waiver or extension granted by any Noteholder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any of the Guarantors for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the relevant Guarantor or the liquidator or otherwise or any of them. In the case of Subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

         (iv) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

         (c) In the event that on any Interest Payment Date, the Maturity Date or Redemption Date, as the case may be, in respect of the Notes or the Guarantee, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Guarantors agree to pay all amounts payable under the Notes and the Guarantee in the currency of the Notes by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Notes, for the purchase of the currency of such Notes. All costs and taxes payable in connection with the procedures referred to in this Section 1.14 shall be borne by the Company and the Guarantors.

         SECTION 1.15 Counterparts. This Indenture may be executed in any number of counterparts (including facsimile), each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

                                   ARTICLE II

                                    THE NOTES

         SECTION 2.1 Forms Generally. The Notes, the Trustee's certificates of authentication thereof and the Guarantee endorsed thereon shall be in substantially the forms of Exhibits A and B hereto, with such appropriate legends, insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes or Guarantee, as the case may be, as evidenced by their execution of the Notes.

         The Notes and the Guarantee to be endorsed thereon shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner all as determined by the officers executing such Notes, as evidenced by their execution of such notes or Guarantee, as the case may be.

         SECTION 2.2 Title and Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $250,000,000 except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6, 2.7 or
7.5 hereof.

         The Notes shall be known and designated as the "5.75% Notes due 2005" of the Company. The Maturity Date of the Notes shall be June 28, 2005. The Notes shall bear interest at the rate of 5.75% per annum on the outstanding principal amount thereof (the "Rate of Interest"), from July 28, 2003 (the "Issue Date") payable semiannually in arrears on June 28 and December 28 (each, an "Interest Payment Date"), commencing December 28, 2003.

         In the case of a default in payment of principal and premium, if any, upon acceleration or redemption, interest shall be payable pursuant to the preceding paragraph on such overdue principal (and premium, if any), such interest shall be payable on demand and, if not so paid on demand, such interest shall itself bear interest at the rate of 1% per annum (to the extent that the payment of such interest shall be legally enforceable), and shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest on unpaid interest shall also be payable on demand.

         The principal of and premium, if any, and interest on the Notes shall be payable against presentation (and in the case of payment of principal in full with all interest accrued thereon) surrender of the Notes at the offices of any Paying Agent. On each occasion on which a payment of principal, interest and/or redemption amount is made in respect of any Note, the Paying Agent shall note the same in the Schedule I to such Note.

         The Notes shall be redeemable or repurchasable as provided in Article IX hereof.

         The Notes shall not have the benefit of any sinking fund obligations.

         The Notes shall be subject to defeasance at the option of the Company as provided in Article X hereof.

         Unless the context otherwise requires, the Notes shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers or redemptions.

         SECTION 2.3 Denominations. The Notes are issuable only in bearer form, without coupons, in minimum denominations of US$1,000 and any integral multiples thereof.

         SECTION 2.4 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by an authorized signatory or authorized signatories of the Company. The signature on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company and having endorsed (by attachment or imprint) thereon the Guarantee executed as provided in Section
11.2 hereof by the Guarantors, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

         Each Note shall be dated the date of its authentication.

         No Note or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and that each Guarantee referred to therein has been duly executed and delivered hereunder.

         SECTION 2.5 Transfer and Exchange of Notes. (a) Form of the Notes. Each Note will be initially represented by a temporary global note in bearer form without interest coupons (a "Temporary Global Note") substantially in the form of Exhibit A hereto, which will be deposited on or about the date of the issuance of the Notes with JPMorgan Chase Bank, London branch, as common depositary for Euroclear and Clearstream, Luxembourg. Interests in the Temporary Global Note will be exchangeable at any time, in whole or in part, for interests in a permanent global note, without interest coupons (the "Permanent Global Note") substantially in the form of Exhibit B hereto, on or after the date that is 40 days after the date of issuance of the Temporary Global Note and upon the certification as to non-U.S. beneficial ownership thereof in the form of
Schedule II to the Exhibit A hereto. Interests in the Permanent Global Note may be exchanged in whole or in part (free of charge to the holder) for definitive notes in bearer form (the "Definitive Bearer Note") in the event Euroclear and/or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or other similar reasons) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to a Paying Agent and by surrender of the Permanent Global Note by such holder to or to the order of a Paying Agent on such date.

         (b) Transfer or Exchange of Notes. Title to the Notes will pass by delivery of the relevant Note. Subject to the terms of this Indenture, Noteholders may exchange their interests in the Temporary Global Note for interests in the Permanent Global Note after the date which is 40 days after the Issue Date, without charge. The Trustee shall procure that the appropriate entry on Schedule I to the Permanent Global Note to reflect such transfer or exchange. Beneficial interests in the Note shall be held only through Euroclear and Clearstream, Luxembourg.

         (c) Successive Transfers and Exchanges. Successive transfers and exchanges of Notes may be made from time to time as desired. Upon surrender of or transfer of any Note, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding and containing identical terms and provisions.

         At the option of the Noteholder, Notes may be exchanged for other Notes, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Trustee or to the order of the Trustee. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

         (d) New Notes. Each Note authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Note shall carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Note. Each New Note shall be so dated, so that neither gain nor loss of interest shall result from such transfer or exchange.

         SECTION 2.6 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated or defaced Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate (or caused to be authenticated) and deliver in exchange therefor a New Note of like tenor and principal amount, having endorsed thereon the Guarantee executed by the Guarantors and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them, the Guarantors and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a New Note of like tenor and principal amount, having endorsed thereon the Guarantee executed by the Guarantors and bearing a number not contemporaneously outstanding.

         In case any such mutilated, defaced, destroyed, lost or stolen Note has become or is about to become due and payable, the Company may in its discretion, instead of issuing a new Note, pay such Note.

         Upon the issuance of any New Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Paying Agent(s)) connected therewith.

         Every New Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note, and each Guarantee endorsed thereon, shall constitute an original additional contractual obligation of the Company and each of the Guarantors, respectively, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes and Guarantee, respectively duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.7 Payment of Interest; Interest Rights Preserved. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person who holds the Note on the Interest Payment Date, the Redemption Date or the Maturity Date, as the case may be.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall (a) bear interest at the rate per annum stated in the form of
Note included herein (to the extent that the payment of such interest shall be legally enforceable), and (b) forthwith cease to be payable to the Noteholder on the relevant Interest Payment Date by virtue of having been such Noteholder, and such Defaulted Interest may be paid by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         SECTION 2.8 Persons Deemed Owners. The bearer of a Note shall be considered a Noteholder which, for so long as the Temporary Global Note or the Permanent Global Note is held by a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg, will be that depositary or common depositary.

         Each of the persons shown in the records of Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system as being entitled to an interest in a Note (each, an "Accountholder") must look solely to Euroclear and/or Clearstream, Luxembourg and/or such other relevant clearing system (as the case may be) for such Accountholder's share of each payment made by the Company to the bearer of such Note and in relation to all other rights arising under the Note. The extent to which, and the manner in which, Accountholders may exercise any rights arising under the Note will be determined by the respective rules and procedures of Euroclear and Clearstream, Luxembourg and any other relevant clearing system from time to time. For so long as the notes are represented by the Temporary Global Note or the Permanent Global Note, Accountholders shall have no claim directly against the Company in respect of payments due under the Notes and such obligations of the Company will be discharged by payment to the holder of the Temporary Global Note or the Permanent Global Note, as the case may be.

         SECTION 2.9 Cancellation. Except as provided for in Sections 9.2 and
9.3 hereof, Notes surrendered for payment, redemption or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with its standard procedures or as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy such Notes.

         SECTION 2.10 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, on a pro rata basis based on a 30-day month; provided, however, that Defaulted Interest shall be computed on the basis of a 365 or 366-day year, as the case may be, and the number of days actually elapsed.

         SECTION 2.11 ISIN and Common Code Numbers. The Company shall in issuing the Notes use the ISIN and Common Code numbers, and the Trustee shall use the applicable ISIN and Common Code numbers in notices of redemption or exchange as a convenience to the Noteholders; provided that any such notice may state that no representation is made as to the accuracy or correctness of the ISIN and Common Code numbers or numbers printed in the notice or on the certificates representing the Notes and that reliance may be placed only on the other identification numbers printed on the certificates representing the Notes.

         SECTION 2.12 Paying Agents; Discharge of Payment Obligations; Indemnity of Noteholders. (a) The Company may from time to time appoint one or more Paying Agents under this Indenture and the Notes. By its execution and delivery of this Indenture, the Company hereby initially designates and appoints J.P. Morgan Trust Bank, Ltd. as Principal Paying Agent and JPMorgan Chase Bank, London Branch and J.P. Morgan Bank Luxembourg S.A. as Paying Agents. Subject to Section 8.3, the Company may act as Paying Agent. The Company agrees that so long as any of the Notes are Outstanding, it will maintain a Paying Agent in a Western European city for payments on the Notes (which will be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require).

         (b) Unless the Company shall be acting as Paying Agent as provided in
Section 9.3, the Company shall, by 10:00 a.m. Tokyo time, no later than one Business Day prior to each Interest Payment Date, Redemption Date or Maturity Date, as the case may be, on any Note (whether on maturity, redemption or otherwise) (each, a "Payment Date"), deposit with the Principal Paying Agent in Tokyo in immediately available funds a sum sufficient to pay such principal, any premium, and interest when so becoming due (including any Additional Amounts). The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent in Tokyo by 10:00 a.m. (Tokyo time) two Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or authenticated SWIFT MT 100 Message) of its intention to make such payment. The Principal Paying Agent shall arrange with all other Paying Agents for the payment, from funds furnished by the Company or the Guarantors to the Trustee pursuant to this Indenture, of the principal, and premium, if any, and interest (including Additional Amounts, if any) on the Notes and of the compensation of such Paying Agents for their services as such. All Paying Agents will hold in trust, for the benefit of Noteholders or the Trustee, all money held by such Paying Agent for the payment of principal, or premium if any, of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.12 and the applicable provisions of Section 8.3, the Paying Agents shall have no further liability for the money delivered to the Trustee.

         (c) Any payment to be made in respect of the Notes or the Guarantee by the Company or the Guarantors, as the case may be, to or to the order of the Principal Paying Agent shall be in satisfaction pro tanto of the obligations of the Company under the Notes. The Company and the Guarantors shall indemnify the Noteholders against any failure on the part of any Paying Agent to pay any sum due in respect of the Notes and shall pay such sum to the Trustee on demand; provided that the liability of each of VCP and CRB under this Section 1.14 will be limited to 50% of the total amount of such indemnification. This indemnity constitutes a separate and independent obligation from the other obligations of the Company under the Notes and the Guarantors under the Guarantee, shall give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by the Trustee and/or any Noteholder and shall continue in full force and effect despite any judgment, order, claim, or proof for a liquidated amount in respect of any sum due under this Indenture, the Notes or any judgment or order.

         (d) Notwithstanding the fact that the Paying Agent is not obligated to make any such payment, if the Paying Agent pays out any amount due under the terms of the Notes on or after the due date therefor on the assumption that the corresponding payment for such amount has been or will be made by the Company and such payment has in fact not been so made by the Company prior to the time that the Paying Agent makes such payment, then the Company shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost of the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum. The Company shall agree to indemnify the Principal Paying Agent and any Paying Agent for any loss, liability, damage or expense incurred by it, except to the extent such loss, liability, damage or expense is due to negligence or bad faith of such Principal Paying Agent or Paying Agent, arising out or in connection with the acceptance or the performance of its duties under this Indenture.

                                  ARTICLE III

                           SATISFACTION AND DISCHARGE

         SECTION 3.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect as to all Outstanding Notes (except as to (i) the Company's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payment of principal of and premium, if any, and interest (including Additional Amounts, if any) on, the Notes, (iv) rights, obligations and immunities of the Trustee under this Indenture and (v) rights of the Noteholders as beneficiaries of this Indenture with respect to any property deposited with the Trustee payable to all or any of them), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

         (1) either:

             (A) the Company, or any of the Guarantors, will have paid or caused to be paid the principal of and premium, if any, and interest (including Additional

         Amounts, if any) on the Notes as and when the same will have become due and payable; or

             (B) all Outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation;

         and the Company, in the case of (A) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

             (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantors;

             (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

             (4) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably requested.

         Notwithstanding the satisfaction and discharge of this Indenture, (i) the obligations of the Company to the Trustee under Section 5.7 hereof, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes,
(iii) rights of Noteholders of Notes to receive payment of principal of and premium, if any, and interest (including Additional Amounts, if any) on the Notes, (iv) rights, obligations and immunities of the Trustee under this Indenture (including, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 3.2 hereof and the last paragraph of Section 8.3 hereof), and (v) rights of Noteholders as beneficiaries of this Indenture with respect to any property deposited with the Trustee payable to all or any of them, shall survive.

         SECTION 3.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 8.3 hereof, all money deposited with the Trustee pursuant to Section 3.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE IV

                                    REMEDIES

         SECTION 4.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) failure to pay any amount of principal of (or premium, if any,) any Note when due;

         (b) failure to pay any interest on any Note when due and such failure shall continue for a period of ten days;

         (c) failure to perform or comply with the provisions of Section 6.1 hereof; provided that if such merger, consolidation or sale of assets is with or into a Group Subsidiary, and if such failure is capable of remedy, such failure remains unremedied for 30 days after the Trustee has given written notice thereof to the Company and any of the Guarantors;

         (d) failure to perform any covenant or agreement of the Company or any of the Guarantors under this Indenture or the Notes and such failure is incapable of remedy, or, if such failure which is capable of remedy, remains unremedied for 30 days after the Trustee has given written notice thereof to the Company or any of the Guarantors, as applicable;

         (e) failure to pay when due or, as the case may be, within any originally applicable grace period, any amount of principal and premium, if any, or interest (including Additional Amounts, if any), due under the terms of any instrument evidencing Indebtedness of the Company, any of the Guarantors or any of their Restricted Subsidiaries, or any such Indebtedness of the Company, any of the Guarantors or any of their Restricted Subsidiaries that becomes due and payable prior to its stated maturity otherwise than at the option of the issuer thereof by reason of the occurrence of an event of default howsoever described; provided that the aggregate amount of any such Indebtedness equals, in the case of the Company, US$25 million or more (or its equivalent in other currency or currencies); in the case of VPAR or any of its Restricted Subsidiaries, US$25 million or more (or its equivalent in other currency or currencies); in the case of VCP or any of its Restricted Subsidiaries, US$25 million or more (or its equivalent in other currency of currencies); or, in the case of CRB or any of its Restricted Subsidiaries, US$25 million or more (or its equivalent in other currency or currencies);

         (f) failure of the Company, any Guarantor or any Restricted Subsidiary to pay when due any guarantee of Indebtedness; provided that the aggregate amount of any such Indebtedness equals, in the case of the Company, US$25 million or more (or its equivalent in other currency or currencies); in the case of VPAR or any Restricted

     Subsidiary, US$25 million or more (or its equivalent in other currency or currencies); in the case of VCP or any Restricted Subsidiary, US$25 million or more (or its equivalent in other currency or currencies); or, in the case of CRB or any Restricted Subsidiary, US$25 million or more (or its equivalent in other currency or currencies);

         (g) the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company, any of the Guarantors or any Restricted Subsidiary which remains undischarged, unbonded or unstayed for a period of 60 days after the date on which the right to appeal all such judgments has expired or, if later, the date therein specified for payment; provided that the aggregate amount of any such final judgment equals or exceeds, in the case of the Company, US$25 million (or its equivalent in other currency or currencies); in the case of VPAR or any Restricted Subsidiary, US$25 million or more (or its equivalent in other currency or currencies); in the case of VCP or any Restricted Subsidiary, US$25 million or more (or its equivalent in other currency or currencies); or, in the case of CRB or any Restricted Subsidiary, US$25 million or more (or its equivalent in other currency or currencies);

         (h) all or a substantial part of the property of the Company, any Guarantor or any of the Restricted Subsidiaries, if the whole or part of such property shall be material to the Company, the Guarantors and their Restricted Subsidiaries considered as a whole, shall be condemned, seized or otherwise appropriated, or custody of such property shall be assumed by any governmental authority or court or other person purporting to act under the authority of the federal government of any jurisdiction, or the Company, the Guarantors or any of their Restricted Subsidiaries shall be prevented from exercising normal control over all or a substantial part of their respective property, if the whole or part of such property shall be material to the Company, the Guarantors and their Restricted Subsidiaries considered as a whole, and such default is not remedied within 60 days after it occurs;

         (i) a secured party takes possession, or a receiver or similar officer is appointed, of any part of the assets or revenues of the Company, any of the Guarantors or any of the Restricted Subsidiaries;

         (j) the Company, any of the Guarantors or any of the Restricted Subsidiaries (i) is adjudicated by a court of competent jurisdiction (as a result of proceedings initiated against or by the Company, the Guarantors or such Restricted Subsidiary) as insolvent or bankrupt or unable to pay its debts, (ii) makes a general assignment or an arrangement or compositions with or for the benefit of relevant creditors in respect of such Indebtedness, or (iii) has an order made or passes an effective resolution for the winding up, liquidation or dissolution of the Company, such Guarantor or such Restricted Subsidiary;

         (k) the occurrence of any event which under the laws of Brazil has an analogous effect to any of the events referred to in paragraphs (g) through
     (j) above;

         (l) the performance or compliance by the Company or the Guarantors with any of their respective obligations under or in respect of the Notes or this Indenture if any such performance or compliance would be unlawful;

         (m) any of the Guarantees is not (or is claimed by any of the Guarantors not to be) in full force and effect;

         (n) the Intercompany Bonds are terminated or waived;

         (o) the Intercompany Bonds are modified, supplemented or replaced; provided that such modification, supplement or replacement is reasonably expected not to have, individually or collectively with all other modifications, supplements or replacements a material adverse effect on the Company, the Guarantors or their ability to perform their obligations with respect to the Notes; or

         (p) (i) the condemnation, seizure or appropriation of all or any substantial part of the assets and revenues of the Company or any of the Guarantors by any Person acting under the authority of any national, regional or local government or (ii) the prevention by any such Person of the Company's or any Guarantor's ability to exercise normal control over all or any substantial part of its assets and revenues.

         The Noteholders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may refuse, however, to follow any direction that the Trustee, in its sole discretion, determines may be unjustly prejudicial to the rights of the Noteholders or that may subject the Trustee to any liability or expense if the Trustee determines, in its sole discretion, that it lacks reasonable indemnification against such loss or expense.

         If any Event of Default (other than an Event of Default described in Clause (j) above with respect to the Company or any of the Guarantors) shall occur and be continuing, either (i) the Trustee or (ii) the Noteholders of at least 35% in aggregate principal amount of the Outstanding Notes, by written notice to the Company (and to the Trustee if such notice is given by the Noteholders), may, and the Trustee at the request of such Noteholders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in Clause (j) above occurs with respect to the Company or any of the Guarantors, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

         At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Noteholders of at least a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (a) all existing Events of Default, other than the non-payment of the principal amount of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         No Noteholder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Noteholder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Noteholders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Noteholders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Noteholder for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

         Each of the Company and each of the Guarantors will be required to furnish to the Trustee (i) within ten days of demand by the Trustee therefor and
(ii) (without the necessity of any such demand) together with the delivery of each of the audited annual financial statements and audited or unaudited semiannual financial statements as at and for periods ending after December 31, 2002 of the Company and each of the Guarantors and in any event within 90 days after the end of each such fiscal six-month period or year, an Officers' Certificate or Officers' Certificates, stating whether or not to the best knowledge of the signers thereof the Company or such Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company or such Guarantor is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         SECTION 4.2 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company and the Guarantors covenant that if:

         (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

         (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or, with respect to any Note to be redeemed, at the Redemption Date thereof,

the Company and the Guarantors (subject to the limitations provided in this Indenture) will, jointly and severally, upon demand of the Trustee, pay to it, for the benefit of the Noteholders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses incurred by the Trustee under this Indenture, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company and the Guarantors fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantors or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights under this Indenture and the Guarantee of the Noteholders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein including, without limitation, seeking recourse against the Guarantor or proceeding to enforce any other proper remedy.

         SECTION 4.3 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, the Guarantors, their respective creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Noteholders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 5.7 hereof.

         SECTION 4.4 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes or the Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

         SECTION 4.5 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee, the Principal Paying Agent and the Paying Agent under Section 5.7; and

         SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

         SECTION 4.6 Limitation on Suits. No Noteholder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (1) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default;

         (2) the Noteholders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Noteholder or Noteholders have offered and, if requested, provided to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of indemnity has failed to institute any such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Noteholders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or the Guarantee to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, any Note or the Guarantee, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders.

         SECTION 4.7 Unconditional Right of Noteholders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Notes or the Guarantee, the Noteholder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.7 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or earlier Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Noteholder.

         SECTION 4.8 Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture, any Note or the Guarantee, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

         SECTION 4.9 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 4.10 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Noteholder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

         SECTION 4.11 Control by Noteholders. The Noteholders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability (as determined in the sole discretion of the Trustee), and

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         The Trustee may refuse, however, to follow any direction that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Noteholder or that may subject the Trustee to any liability or expense if the Trustee determines, in its sole discretion, that it lacks indemnification against such loss or expense.

         SECTION 4.12 Waiver of Past Defaults. The Noteholders of not less than a majority in aggregate principal amount of the Outstanding Notes may by written notice to the Company and the Trustee waive any past Default hereunder and rescind and annul any declaration of acceleration and its consequences, except a Default

         (1) in the payment of the principal of (or premium, if any) or interest on any Note, or

         (2) in respect of a covenant or provision hereof which under Article VII cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 4.13 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant; provided that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

         SECTION 4.14 Waiver of Stay or Extension Laws. Each of the Company and the Guarantor covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE V

                                   THE TRUSTEE

         SECTION 5.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) this Section 5.1(c) shall not be construed to limit the effect of
     Section 5.1(a) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Noteholders of a majority in principal amount of the Outstanding Note of any series, determined as provided in Section 4.1 hereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Note; and

         (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 5.1.

         SECTION 5.2 Notice of Defaults. The Trustee shall give the Noteholders notice of any Default that has occurred and is continuing and of which the Trustee has actual knowledge, within 90 days after the occurrence of such Default. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest; provided, however, that in the case of any Default of the character specified in Section 4.1(d) hereof, no such notice to Noteholders shall be given until at least 30 days after the occurrence thereof.

         SECTION 5.3 Certain Rights of Trustee. Subject to the provisions of
Section 5.1 hereof:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Opinion of Counsel;

         (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction reasonably satisfactory to the Trustee;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, opinion, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part, or for the supervision of, any agent or attorney appointed with due care by it hereunder;

         (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which the Trustee reasonably believed to have been authorized or within its rights or powers; and

         (i) in the exercise of its powers and discretions under the Notes and this Indenture, the Trustee will have regard for the interests of the Noteholders as a class and will not be responsible for any consequence for individual Noteholders as a result of any such Noteholders' being connected in any way with a particular territory or taxing jurisdiction.

         SECTION 5.4 Not Responsible for Recitals or Issuance of Notes. The statements contained herein and in the Notes and the Guarantee endorsed thereon, except the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

         SECTION 5.5 May Hold Notes. The Trustee or any Paying Agent or any other agent of the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 5.8 and 5.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent or such other agent.

         SECTION 5.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or the Guarantors, as the case may be.

         SECTION 5.7 Compensation and Reimbursement. The Company and the Guarantors agree:

         (a) to pay to the Trustee, the Principal Paying Agent and the Paying Agents from time to time upon demand reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee, the Principal Paying Agent and the Paying Agents upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Principal Paying Agent and the Paying Agents in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

         (c) to indemnify the Trustee, the Principal Paying Agent and the Paying Agents for, and to hold them harmless against, any loss, liability or expense (including the reasonable compensation, expenses and disbursements of its agents, accountants, experts and counsel) incurred without gross negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company or the Guarantors, as the case may be (including, without limitation, this Section 5.7) and of defending themselves against any claim (whether asserted by any Noteholder or the Company or the Guarantors, as the case may be) or liability in connection with the exercise or performance of any of their powers or duties hereunder. The provisions of this Section 5.7 shall survive any termination of this Indenture and the resignation or removal of the Trustee, the Principal Paying Agent and the Paying Agents.

         As security for the performance of the obligations of the Company or the Guarantors, as the case may be, under this Section 5.7, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 5.7 shall not be subordinate to any other liability or indebtedness of the Company or the Guarantors, as the case may be (even though the Notes may be so subordinated).

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.1(h), (i) or (j) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under Title II, U.S. Code, or any similar Federal, or analogous foreign law for the relief of debtors.

         SECTION 5.8 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

         SECTION 5.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 5.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article V.

         SECTION 5.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article V shall become effective until the acceptance of appointment by the successor Trustee under Section 5.11 hereof, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Noteholders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

         (d) If at any time:

         (1) the Trustee shall fail to comply with Section 5.8 hereof after written request therefor by the Company or by any Noteholder who has been a bona fide Noteholder for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 5.9 hereof and shall fail to resign after written request therefor by the Company or by any Noteholder, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,

     (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 4.14 hereof, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Noteholders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the trustee and each appointment of a successor trustee to all Noteholders in the manner provided in Section 1.6 hereof. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office.

         SECTION 5.11 Acceptance of Appointment by Successor. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantors and to the retiring trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring trustee; but, on request of the Company or the successor trustee, such retiring trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee hereunder, subject nevertheless to its Lien, if any, provided for in
Section 5.7 hereof. Upon request of any such successor trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

         No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article V.

         SECTION 5.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be otherwise qualified and eligible under this Article V, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 5.13 Preferential Collection of Claims Against the Company. (a) Subject to Clause (b) of this Section 5.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in Clause (d) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Noteholders and the holders of other indenture securities, as defined in Clause (d) of this Section:

         (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection; or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default;

         (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the
Trustee:

         (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

         (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four-month period;

         (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (d) of this Section, would occur within four months; or

         (D) to receive payment on any claim referred to in paragraph (B) or
     (C), against release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         (b) For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Noteholders and the holders of other indenture securities in such manner that the Trustee, the Noteholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Noteholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to any claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Noteholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Noteholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee which has resigned or been removed after the beginning of such four-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

         (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four-month period; and

         (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

         (c) There shall be excluded from the operation of Subsection (a) of this Section 5.13 a creditor relationship arising from:

         (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

         (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Noteholders at the time and in the manner provided in this Indenture;

         (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

         (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (d) of this Section;

         (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

         (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (d) of this Section.

         (d) For the purposes of this Section only:

         (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Note or upon the other indenture securities when and as such principal or interest becomes due and payable;

         (2) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

         (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after the deliver of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

         (4) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

         (5) the term "Company" means any obligor upon the Note; and

         (6) the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

         SECTION 5.14 Appointment of Authenticating Agent. The Trustee may appoint an authenticating agent or agents (the "Authenticating Agent") with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.7 hereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation or other entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or other entity succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or other entity shall be otherwise eligible under this Section 5.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 hereof to all Noteholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 5.7 hereof.

         If an appointment is made pursuant to this Section 5.14, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Notes referred to in the within-mentioned Indenture.

                                          JPMorgan Chase Bank,
                                          As Trustee


                                          By:
                                             -----------------------------------
                                             As Authenticating Agent


                                   ARTICLE VI

                           MERGER, CONSOLIDATION, ETC.

         SECTION 6.1 Mergers, Consolidations and Certain Sales of Assets. So long as any of the Notes are outstanding, none of the Guarantors may, in a single transaction or a series of related transactions,

         (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into any such Guarantor (other than a consolidation or merger of a Wholly Owned Restricted Subsidiary organized under the laws of Brazil into any such Guarantor), or

         (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets (provided that the creation of a Lien on or in any of its assets shall not in and of itself constitute the transfer, sale, lease or disposition of the assets subject to the Lien) unless:

               (A) in a transaction in which any such Guarantor does not survive or in which such Guarantor sells, leases or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity to such Guarantor (1) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, all of such Guarantor's obligations under this Indenture and (2) shall be organized under the laws of (x) Brazil or any state or political subdivision thereof, or (y) the United States of America or any state thereof or the District of Columbia or (z) any other country if such successor entity undertakes, in such supplemental indenture, to pay such additional amounts in respect of principal (and premium, if any) and interest as may be necessary in order that the net amounts paid pursuant to the Notes after deduction or withholding of any present or future withholding taxes, levies, imposts or charges whatsoever imposed by or for the account of such country or any political subdivision or taxing authority thereof or therein shall equal the respective amounts of principal (and premium, if any) and interest specified in the Notes unless such tax, levy, impost or charge is payable because the holder of the Notes is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in such jurisdiction of organization;

               (B) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the last full fiscal six-month period or fiscal 12-month period if such six-month financial statements are not audited or subject to a limited review by outside auditors, immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation and treating any Indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

               (C) if, as a result of any such transaction, property or assets of such Guarantor would become subject to a Lien prohibited by the provisions of Section 8.13 hereof, such Guarantor or the successor entity to such Guarantor shall have secured the Notes as described in
         Section 8.13 hereof;

               (D) immediately after giving effect to such transaction on a pro forma basis, the successor entity to such Guarantor could incur $1 of additional Indebtedness in accordance with the provisions of Section
         8.12 hereof;

               (E) such Guarantor has delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize gain or loss for United States Federal income tax purposes as a result of such transaction; and

               (F) such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Section
         6.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

         In the event of any transaction (other than a lease) described in and complying with the immediately preceding paragraph in which any Guarantor is not the surviving Person and the surviving Person assumes all the obligations of such Guarantor under the Notes and this Indenture pursuant to a supplemental indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor, and such Guarantor will be discharged from its obligations under this Indenture and the Notes.

         SECTION 6.2 Successor Substituted. Upon any consolidation of any of the Guarantors with, or merger of any of the Guarantors with or into, any other Person or any conveyance, transfer or lease of the properties and assets of any of the Guarantors in accordance with Section 6.1 hereof, the successor Person formed by such consolidation or into which any of the Guarantors are merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantors under this Indenture with the same effect as if such successor Person had been named as one of the Guarantors herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                  ARTICLE VII

                             SUPPLEMENTAL INDENTURES

         SECTION 7.1 Supplemental Indentures Without Consent of Noteholders. Without the consent of any Noteholder, the Company, when authorized by a Board Resolution of the Company, the Guarantors, when authorized by respective Board Resolutions of each of the Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

         (2) to add to the covenants of the Company for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company; or

         (3) to secure the Notes pursuant to the requirements of Section 8.11 hereof or otherwise; or

         (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (4) shall not adversely affect the legal rights of the Noteholders.

         SECTION 7.2 Supplemental Indentures with Consent of Noteholders. With the consent of the Noteholders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Noteholders delivered to the Company and the Trustee, and consistent with Section 4.7 hereof, the Company, when authorized by a Board Resolution of the Company, the Guarantors, when authorized by the respective Board Resolutions of each of the Guarantors, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby,

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the Rate of Interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date),

         (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Noteholders is required for any such supplemental indenture, or the consent of whose Noteholders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

         (3) modify any of the provisions of this Section 7.2 or Sections 4.7, 8.10, 8.13, 9.1 or 10.4(6) or 10.4(7) hereof (with respect to the obligation of the Company to deliver an Opinion of Counsel in the United States as to certain matters relating to United States Federal income tax law), except to increase any such percentage described in Clause (2) above or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby, or

         (4) release any Guarantor from any of its obligations under its Guarantee in this Indenture, except in compliance with the terms of this Indenture.

         In the event of any modification or amendment to this Indenture of the nature described in items (1) through (4) of this Section 7.2, a notice will be published and a supplemental offering circular will be prepared to reflect such modification or amendment.

         It shall not be necessary for any Act of Noteholders under this Section
7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 7.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 7.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 7.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VII may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, such Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                  ARTICLE VIII

                                    COVENANTS

         SECTION 8.1 Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of and premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

         SECTION 8.2 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where notices and demands to or upon the Company or any of the Guarantors in respect of the Notes, the Guarantee and this Indenture may be served. In addition, for as long as the Notes are listed on the Luxembourg Stock Exchange, the Company will maintain in Luxembourg an office or agency where securities may be presented or surrendered for payment. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the

Trustee, and the Company hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

         SECTION 8.3 Money for Note Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act. As provided in Section 4.3 hereof, upon any bankruptcy or reorganization proceeding relative to the Company, the Trustee shall serve as the Co-Paying Agent for the Notes.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with the Principal Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disclosed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest;

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

         (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on the Company's Request, or (if then held by the Company) shall be discharged from such trust; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in England (which is expected to be The Financial Times) notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 8.4 Existence. Subject to Article VII hereof, the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that neither the Company nor any of the Guarantors shall be required to preserve any such right if the shareholders of the Company or any of the Guarantors, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

         SECTION 8.5 Maintenance of Properties and Insurance. Each of the Company and the Guarantors will cause all properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or any of the Guarantors, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8.5 shall prevent the Company or any of the Guarantors, as the case may be, from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined in the good faith judgment of the Company or any of the Guarantors, as the case may be, desirable in the conduct of their respective businesses and not disadvantageous in any material respect to the Noteholders.

         Each of the Company and the Guarantors shall, and shall cause their respective Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company or the Guarantors, as the case may be, to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

         SECTION 8.6 Payment of Taxes and Other Claims. Each of the Company and the Guarantors will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all Taxes levied or imposed upon the Company or any of the Guarantors, as the case may be, or any of their respective Subsidiaries or upon the income, profits or property of the Company or any of the Guarantors, as the case may be, or any such Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of the Guarantors, as the case may be, or any such Subsidiaries; provided, however, that the Company or any of the Guarantors, as the case may be, shall not be required to pay or discharge or cause to be paid or discharged any such Taxes, which amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 8.7 Provision of Financial Information. For so long as any of the Notes are Outstanding, each of the Guarantors will file with the Trustee and furnish to the Noteholders an English language version of the semiannual (if any) and annual financial statements and related notes, prepared, in the case of the Guarantors, in accordance with Brazilian GAAP.

         SECTION 8.8 Statement by Officers as to Default. (a) Each of the Company and each of the Guarantors will deliver to the Trustee, within 90 days after the end of each quarter of each of their respective fiscal years ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company or any of the Guarantors, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company or any of the Guarantors, as the case may be, is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         (b) The Company and each of the Guarantors shall deliver to the Trustee, as soon as possible and in any event within ten days after the Company or any of the Guarantors, as the case may be, becomes aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company or any of the Guarantors, as the case may be, proposes to take with respect thereto.

         SECTION 8.9 Waiver of Certain Covenants. The Company or any of the Guarantors, as the case may be, may omit in any particular instance to comply with any covenant or condition set forth in Sections 8.4 to 8.8 hereof, inclusive, if before or after the time for such compliance the Noteholders of at least a majority in aggregate principal amount of the Outstanding Notes shall, by Act of such Noteholders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantors, as the case may be, and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 8.10 Payment of Additional Amounts. Any and all payments to a Noteholder of principal (and premium, if any) and interest in respect of the Notes will be made free and clear of, and without withholding or deduction for, any and all present and future withholding taxes, duties, assessments, levies, imposts or charges ("Taxes") whatsoever imposed by or on behalf of, the Cayman Islands or Brazil or any political subdivision or taxing authority thereof or therein, unless such Taxes are required by law. In that event, the Company or the

Guarantors, as the case may be, shall pay such additional amounts (the "Additional Amounts") as will result in the receipt by the Noteholders of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such Additional Amounts shall be payable in respect of any Note:

         (a) held by, or by a third party on behalf of, a Noteholder which is liable for such Taxes in respect of such Note by reason of its (or a fiduciary, settlor, member or shareholder, beneficiary of, or possessor of a power over, such Noteholder, if such Noteholder is an estate, trust, partnership or corporation) having some present or former connection with the Cayman Islands or Brazil (including being or having been a citizen or resident of the Cayman Islands or Brazil or being or having been engaged in trade or business therein) other than the mere holding of such Note; or

         (b) where (in the case of a payment of principal, premium, if any, or interest on the Maturity Date or date of earlier redemption) the relevant
     Note is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Noteholder would have been entitled to such Additional Amounts if it had surrendered the relevant Note on the last day of such period of 30 days; or

         (c) if such tax is an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment, levy, impost or governmental charge; or

         (d) if such amount is payable other than by withholding from a payment on such Note or such amount is required to be withheld by a Paying Agent, if such payment can be made without such withholding by any other Paying Agent; or

         (e) if such Taxes would not have been imposed but for the failure of such Noteholder to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Cayman Islands or Brazil of the Noteholder if such compliance is required as a precondition to relief or exemption from withholding or deduction of all or part of such Taxes; or

         (f) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to Council Directive 2003/48/EC of 3 June 2003 on taxation of savings income in the form of interest payments or any European Union Directive otherwise implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, any such Directive; or

         (g) in the case of any combination of Clauses (a) through (f) above.

         "Relevant Date" means whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received by the Principal Paying Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders.

         The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil, except those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

         If the Company or any Guarantor becomes subject at any time to any taxing jurisdiction other than the Cayman Islands or Brazil, as the case may be, references herein to the Cayman Islands and Brazil, respectively, shall be construed to include such other jurisdiction.

         SECTION 8.11 Negative Covenants of the Company. The Company will not, so long as any of the Notes are Outstanding:

         (a) Incur or permit to exist any Indebtedness, except (i) Indebtedness evidenced by the Notes or (ii) Indebtedness representing fees, expenses and indemnities payable pursuant to and in accordance with the Subscription Agreement or this Indenture;

         (b) Incur or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any of its current or future income or revenues, except with respect to Indebtedness permitted by clauses (a) and (e) and except for the pledge of the Intercompany Bonds and the Intercompany Guarantees set forth in
     Section 12.1 hereof;

         (c) Incur or permit to exist any guarantees;

         (d) create or permit to exist any creditors other than (i) the Noteholders, (ii) as required by applicable law, (iii) as set forth in the Subscription Agreement or (iv) any other creditors provided that the total outstanding aggregate amount owed to all such other creditors is less than US$30,000;

         (e) engage at any time in any business or business activity other than:
     (i) the performance of its obligations pursuant to the Subscription Agreement or this Indenture, (ii) as required by law, or (iii) any other incidental or related activities in connection with the Subscription Agreement, this Indenture or the Intercompany Bond Documents;

         (f) enter into any Sale Leaseback Transaction;

         (g) purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person or engage in any transactions involving commodity options or futures contracts or similar transactions, except for the Intercompany Bonds, the Intercompany Guarantees, short-term investments in marketable securities and any other indebtedness to an Affiliate limited to the amount of the proceeds the Company has left over after paying interest on each Interest Payment Date;

         (h) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one or a series of transactions) any of its assets (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one or a series of transactions) any of the assets of any other Person, other than the repayment of the Notes pursuant to, and in accordance with the terms of, this Indenture or the Subscription Agreement (for the avoidance of doubt, this clause (h) does not limit the Company's ability to make short-term investments in marketable securities as set forth in clause (g) above);

         (i) Incur, create, assume or permit to exist any lease obligations, except for the leasing of office space and equipment necessary to carry on its business activities;

         (j) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its Capital Stock or set aside any amount for any such purpose;

         (k) sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except as set forth in this Indenture or the Subscription Agreement;

         (l) make any change (i) in accounting treatment and reporting practices except as required by law or applicable accounting standards or (ii) in tax reporting treatment except as required by law;

         (m) issue any Capital Stock to any entity or Person (other than the Capital Stock held by VPAR and VCP), permit any of its Capital Stock to be transferred to any Person or otherwise change its equity structure in any manner;

         (n) (i) amend its certificate of incorporation, memorandum or articles of association without the consent of a majority of the Noteholders; or
     (ii) amend, modify or waive (or permit to be amended, modified or waived), without the consent of a majority of the Noteholders, the Subscription Agreement to which the Company is a party;

         (o) enter into or be a party to any agreement, instrument or transaction other than (i) this Indenture, the Subscription Agreement, or the Intercompany Bond Documents or any agreement, instrument or transaction incidental to or in connection therewith, (ii) as may be required by applicable law or (iii) in order to maintain its existence as a Cayman Islands corporation;

         (p) grant any powers of attorney to any Person for any purposes, except for the purpose of permitting any Person to perform any ministerial functions on behalf of the Company that are not prohibited by or inconsistent with the terms of this Indenture or the Subscription Agreement; or

         (q) except as permitted by this Indenture or with the prior written consent of the holders of a majority of the principal amount of Notes Outstanding, agree or consent to, nor, to the extent it is within its control, allow any of the parties to the Intercompany Bond Documents or any documents related thereto to agree or consent to, any termination, modification, supplement, replacement or waiver of any such document unless such termination, modification, supplement, replacement or waiver could not, individually or collectively with all other terminations, modifications, supplements, replacements or waivers, reasonably be expected to have a material adverse effect on it and its ability to perform its obligations with respect to the Notes.

         SECTION 8.12 Limitation on Indebtedness of the Guarantors. So long as any of the Notes are Outstanding, (A) VPAR may not, nor may it permit any of its Restricted Subsidiaries to, Incur any Indebtedness unless the ratio of (i) the Net Debt of VPAR, on a consolidated basis, (a) as of the most recent available audited or unaudited (if subject to a limited review by independent accountants) semiannual or audited annual balance sheet or (b) as certified by independent accountants as of the most recent month-end date, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet or month-end date, as the case may be, and the receipt and application of the proceeds thereof, to (ii) the Cash Flow of VPAR, on a consolidated basis, for the 12-month period immediately preceding the end date of the most recently available semiannual or annual financial statements, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such 12-month period, would be less than 5 to 1; (B) CRB may not, nor may it permit any of its Restricted Subsidiaries to, Incur any Indebtedness unless the ratio of (i) the Net Debt of CRB, on a consolidated basis, (a) as of the most recent available audited or unaudited (if subject to a limited review by independent accountants) semiannual or audited annual balance sheet or (b) as certified by independent accountants as of the most recent month-end date, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet or month-end date, as the case may be, and the receipt and application of the proceeds thereof, to (ii) the Cash Flow of CRB, on a consolidated basis, for the 12-month period immediately preceding the end date of the most recently available such semiannual or annual financial statements, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such 12-month period, would be less than 5 to 1; and (C) VCP may not, nor may it permit any of its Restricted Subsidiaries to, Incur any Indebtedness unless the ratio of (i) the Net Debt of VCP, on a consolidated basis, (a) as of the most recent available audited or unaudited semiannual or audited annual balance sheet or (b) as certified by independent accountants at the most recent month-end date, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet or month-end date, as the case may be, and the receipt and application of the proceeds thereof, to (ii) the Cash Flow of VCP, on a consolidated basis, for the 12-month period immediately preceding the end date of the most recently available such semiannual or annual financial statements, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such 12-month period, would be less than 5 to 1.

         Notwithstanding the foregoing limitation, any of the Guarantors and any Restricted Subsidiary may Incur the following:

         (i) Indebtedness outstanding on the Closing Date;

         (ii) Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") Indebtedness outstanding at the date of this Indenture or Incurred in compliance with the preceding paragraph or in compliance with any of clauses (ii) to (iv) of this paragraph or the Notes in an aggregate principal amount (excluding incidental fees and expenses) not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so renewed, extended, refinanced or refunded; provided, however, that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness which is pari passu or subordinate in right of payment to the Notes shall only be permitted if

               (A) in the case of any refinancing of the Notes or Indebtedness which is pari passu to the Notes, the refinanced Indebtedness is pari passu to the Notes or subordinated to the Notes, and, in the case of any refinancing or refunding of Indebtedness which is subordinated to the Notes, the refinancing or refunding Indebtedness is also subordinate in right of payment to the Notes, and

               (B) in either case, the refinancing or refunding of Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by any of the Guarantors (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced, and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being renewed, extended, refinanced or refunded, other than pursuant to a redemption resulting from a change or amendment to Brazilian laws or regulations or interpretations thereof requiring the payment by the Company or, as the case may be, any of the Guarantors of withholding or related tax on such Indebtedness;

         (iii) Indebtedness outstanding under the Notes or Indebtedness evidenced by the Guarantees;

         (iv) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i), (ii) and (iii) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (iv), has an aggregate principal amount or, in the case of Indebtedness issued at a discount, an accreted amount as to (a) CRB at the time of Incurrence not in excess of US$50 million (or its equivalent in any other currency or currencies) at any time outstanding; (b) VCP on a consolidated basis at the time of Incurrence not in excess of US$50 million (or its equivalent in any other currency or currencies) at any time outstanding or (c) VPAR on a consolidated basis at the time of Incurrence not in excess of US$50 million (or its equivalent in any other currency or currencies) at any time outstanding;

         (v) Indebtedness Incurred by any Guarantor or Restricted Subsidiary pursuant to a Permitted Interest Rate or Currency Protection Agreement;

         (vi) (a) Indebtedness owed to any Guarantor or (b) Indebtedness of any Guarantor owed to any Restricted Subsidiary or Group Subsidiary to the extent that the claims of such Restricted Subsidiary or Group Subsidiary in respect of such Indebtedness are subordinated to the claims of the Noteholders so that no amount due in respect of any such subordinated obligation shall be paid by such obligor (A) under circumstances where such payment would give rise to an Event of Default or (B) during an Event of Default, unless and until (aa) all amounts under or in respect of the Notes have been paid in full or (bb) such Event of Default has been waived by the Trustee or the Noteholders in the manner set forth in Section 4.12 hereof;

         (vii) Indebtedness Incurred in respect of surety, indemnity, performance and appeal bonds in the ordinary course of business;

         (viii) Indebtedness Incurred in respect of cash management facilities and similar bank overdrafts in the ordinary course of business;

         (ix) Indebtedness Incurred in connection with export, import or other trade transactions or in connection with any Securitization Transaction; provided, however, that as of the date on which any Indebtedness is Incurred under this Clause (ix) by a Guarantor or one of its Restricted Subsidiaries, the aggregate principal amount of all Indebtedness Incurred under this clause (ix) shall not exceed 70% of the consolidated total assets of such Guarantor as of the most recent available or unaudited (if subject to the limited review of independent auditors) semiannual or audited annual balance sheet; and

         (x) Indebtedness incurred by Votorantim Financas S.A., Votorantim S.A., Votorantim Bank Limited or BV Financeira, Credito, Financiamento e Investimento S.A., or any direct or indirect subsidiary of Votorantim Financas S.A., which is principally engaged in the financial services business and related activities.

         For purposes of determining compliance with this Section 8.12, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness any of the Guarantors or any Restricted Subsidiary is permitted to Incur pursuant to the foregoing Clauses (i) through (x), such Guarantor or such Restricted Subsidiary shall have the right, in its sole discretion, to classify such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness under the clause permitting the Indebtedness as so classified. For purposes of determining any particular amount of Indebtedness under this Section 8.12, guarantees or Liens with respect to letters of credit supporting Indebtedness otherwise included in the determination of a particular amount shall not be included.

         SECTION 8.13 Limitation on Liens of the Guarantors. So long as any of the Notes are Outstanding, none of the Guarantors may, or may permit any of their respective Restricted Subsidiaries to, Incur or suffer to exist any Lien on or with respect to any property, assets or Capital Stock now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with (or prior to) such Indebtedness as to such property, assets or Capital Stock for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of such Guarantor or Restricted Subsidiary which is subordinate in right of payment to the Notes, prior to such Indebtedness as to any such property, assets or Capital Stock for so long as such Indebtedness will be so secured.

         The foregoing restrictions shall not apply to:

         (i) Liens arising by operation of law and in the ordinary course of business of any of the Guarantors, or any of the Restricted Subsidiaries which Liens, when enforced against the assets to which they are attached do not (either alone or together with any other such Liens) materially impair the operation of such business;

         (ii) any Lien on the inventory or Receivables of any of the Guarantors or any Restricted Subsidiary securing the obligations

               (A) under any lines of credit, or

               (B) under any working capital facility;

         (iii) any Lien in respect of legal proceedings which have been submitted to a competent court and are being contested in good faith;

         (iv) Liens created solely for the purpose of securing the payment of all or a part of the purchase price of assets or property (including Capital Stock of any Person) acquired or constructed after the Closing Date; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the purchase price of the assets or property so acquired or constructed, (b) the Indebtedness secured by such Liens shall have otherwise been permitted to be issued under this Indenture, and (c) such Liens shall not encumber any assets or property other than the assets or property so acquired and shall attach to such assets or property within 90 days of the construction or acquisition of such assets or property;

         (v) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other similar social security legislation;

         (vi) Liens securing Taxes, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by Brazilian GAAP shall have been made;

         (vii) encumbrances, security deposits or reserves maintained in the ordinary course of business and required by law or regulation or by any Government Agency;

         (viii) Liens which arise pursuant to a final judgment or judgments that do not constitute an Event of Default under paragraph (g) of Section 4.1 hereof;

         (ix) Liens on accounts receivable and related assets in connection with export, import or other trade transactions or in connection with any Securitization Transaction; provided that the aggregate principal amount of the Indebtedness secured thereby is otherwise permitted by Section 9.12 hereof;

         (x) Liens granted to secure borrowings from (i) Banco Nacional de Desenvolvimento Economico e Social-BNDES, or any other Brazilian governmental developing bank, or (ii) any international development bank or Government Agency;

         (xi) any Lien extending, renewing or replacing, in whole or in part, any Lien outstanding at the Closing Date; and

         (xii) any Lien that does not fall within subparagraphs (i) through (xi) above and that secures Indebtedness which, exclusive of Indebtedness secured by other Liens permitted under this Section 8.13, does not exceed an aggregate principal amount of US$25 million (or its equivalent in any other currency).

         SECTION 8.14 Transactions with Affiliates and Related Persons. None of the Guarantors may, or may permit any Guarantor Subsidiary to, enter into any transaction (or series of related transactions) with any Related Party, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to such Guarantor or such Guarantor Subsidiary, as the case may be, than those that could have been obtained in a comparable arm's-length transaction with an unrelated third party; provided, however, that this Section 8.14 does not apply to transactions between or among Guarantors; and provided further that for any such transaction (or series of related transactions) involving a Related Party other than a Guarantor or a Guarantor Subsidiary and an amount in interest in excess of US$10 million, a Senior Officer of such Guarantor shall, or shall cause a Senior Officer of such Guarantor Subsidiary to, determine that such transaction is on terms no less favorable to such Guarantor or such Guarantor Subsidiary, as the case may be, than those that could have been obtained in a comparable arm's-length transaction with an unrelated third party. Notwithstanding the foregoing, this
Section 8.14 does not apply to (a) any loan or similar financial transaction (or series of related transactions) entered into for the purpose of performing cash management or other financial management functions by any Guarantor or Guarantor Subsidiary with any of the other Guarantors, Guarantor Subsidiaries or Related Parties; provided that such transaction (or series of related transactions) would not be materially adverse to the results of operations or financial condition of any such Guarantor or Guarantor Subsidiary, and (b) any tax allocation agreements entered into from time to time by any Guarantor or any Guarantor Subsidiary with any company that is a member of the Votorantim Group; provided that such transaction (or series of related transactions) would not be materially adverse to the results of operations or financial condition of any such Guarantor or Guarantor Subsidiary.

         SECTION 8.15 Governmental Authorizations. The Company and each Guarantor will promptly from time to time obtain or make, and maintain in full force and effect, all licenses, recordings, registrations, consents or authorizations of, or approvals by, any Government Agency from time to time necessary under the laws of the Cayman Islands and Brazil for the making and performance by the Company or such Guarantor of the Notes.

                                   ARTICLE IX

                               REDEMPTION OF NOTES

         SECTION 9.1 Redemption for Tax Reasons. If as a result of any Change of Law (as defined below), (i) the Company is or would be required on the next succeeding Interest Payment Date to pay any Additional Amounts referred to in
Section 8.10 hereof or (ii) the issuers of the Intercompany Bonds are or would be required on the next succeeding Interest Payment Date to pay Additional Amounts under the Intercompany Bonds in excess of the Additional Amounts that issuers of the Intercompany Bonds would be obliged to pay if Brazilian Taxes (excluding interest and penalties) were payable with respect to such payments of interest at a rate of 15.0%, and in either case the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, the Notes may be repurchased, by the Company at the option of the Company, in whole but not in part, upon not less than 45 nor more than 75 days' notice to the Noteholders, which notice will be published, at any time following such Change of Law at a repurchase price equal to the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for repurchase. The Company or its Affiliates will also pay to Noteholders on the repurchase date any Additional Amounts which are payable. Following such repurchase, the Notes will be cancelled.

         "Change of Law" means (i) any change in or amendment to the laws or regulations of the Cayman Islands, Brazil or Japan (or of any political subdivision thereof or therein) or the adoption, amendment or modification of any resolution of the Central Bank of Brazil (or any successor authority thereto) which becomes effective on or after the date hereof resulting in the Company being required to pay Additional Amounts in respect of Cayman Islands Taxes or the issuers of the Intercompany Bonds being required to pay Additional Amounts in respect of Brazilian Taxes or (ii) any change or amendment to the Treaty to Avoid Double Taxation entered into between Brazil and Japan, which has the effect of increasing the rate of tax applicable under such treaty.

         Prior to the delivery of any notice of repurchase in accordance with the foregoing, the Company shall deliver to the Trustee an Officers' Certificate stating that the Company is entitled to effect such repurchase based on an Opinion of Counsel or written advice of a qualified tax expert, that the Company has or will or that there is a substantial probability that the Company has or will become obligated to pay such Additional Amounts as a result of such Change of Law. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

         The Company shall provide the Trustee with official acknowledgment of the relevant taxing authority (or if such acknowledgement is not available, a certified copy thereof) evidencing the payment of Brazilian Taxes in respect of which the Company has paid any Additional Amounts to the extent such documentation is issued therefor. Copies of such documentation shall be available to Noteholders upon request thereof.

         SECTION 9.2 Applicability of Article. Redemption of Notes at the election of the Company, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article IX.

         SECTION 9.3 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes by the Company or its Affiliates pursuant to Section
9.1 hereof shall be evidenced by a Resolution of the Shareholders of the Company. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

         SECTION 9.4 Notice of Redemption. Notice of redemption pursuant to
Section 9.1 hereof shall be given in the manner provided for in Section 1.5 hereof not less than 30 nor more than 60 days prior to the Redemption Date.

         All notices of redemption shall state:

         (1) the Redemption Date,

         (2) the Redemption Price,

         (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date,

         (4) the place or places where such Notes are to be surrendered for payment of the Redemption Price,

         (5) the aggregate principal amount of Notes being redeemed, and

         (6) the ISIN and Common Code numbers or numbers of the Notes being redeemed.

         Notice of redemption of Notes to be repurchased at the election of the Company shall be given by the Company or, if request is made to the Trustee no less than 45 days prior to the Redemption Date, by the Trustee in the name and at the expense of the Company.

         SECTION 9.5 Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as their own Paying Agent, segregate and hold in trust as provided in Section 8.3 hereof) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Notes which are to be repurchased on that date.

         SECTION 9.6 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Noteholders of such Notes on such date.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

         SECTION 9.7 Other Redemption. Except as provided under Section 9.1 hereof, the Notes will not be redeemable before the Maturity Date at the option of the Company or repayable before the Maturity Date at the option of the Noteholder. Nevertheless, the Company may at any time repurchase the Notes at any price in the open market or otherwise. The Company may hold or resell the Notes it repurchases or may surrender them to the Trustee for cancellation, all in accordance with the terms set forth herein.

                                    ARTICLE X

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 10.1 The Company's Option to Effect Defeasance or Covenant Defeasance. The Company may at its option by Board Resolution, at any time (subject to a ten-day prior written notification to the Trustee), elect to have either Section 10.2 or Section 10.3 hereof applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article X.

         SECTION 10.2 Defeasance and Discharge. Upon the Company's exercise of the option provided in Section 10.1 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Noteholders of Outstanding Notes to receive, solely from the trust fund described in Section 10.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.5, 2.6, 2.7, 8.2 and 8.3 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article X. Subject to compliance with this Article X, the Company may exercise its option under this Section 10.2 notwithstanding the prior exercise of its option under Section 10.3 hereof.

         SECTION 10.3 Covenant Defeasance. Upon the Company's exercise of the option provided in Section 10.1 applicable to this Section, (i) the Company shall be released from its obligations under Sections 8.5 through 8.15 hereof, inclusive, and Clauses (C) and (D) of Section 6.1(ii) hereof, and the Guarantors shall be released from all of their obligations under the Guarantee and under Article X of this Indenture, and (ii) the occurrence of an event specified in Sections 4.1(c), 4.1(d) (with respect to Clauses (C) and (D) of Section 6.1(ii)) and 4.1(e) (with respect to Sections 8.5 through 8.7 hereof, inclusive and 8.11 through 8.15, inclusive) shall not be deemed to be an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

         SECTION 10.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 10.2 or
Section 10.3 hereof to the Outstanding Notes:

         (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and each installment of interest on the Notes on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the company thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the Noteholder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

         (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 4.1(i) and
     (j) hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         (3) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 5.8 with respect to any securities of the Company or any of the Guarantors.

         (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to the Company is a party or by which it is bound.

         (5) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 10.2 hereof or the covenant defeasance under Section 10.3 hereof (as the case may be) have been complied with.

         (6) In the case of an election under Section 10.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date hereof there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

         (7) In the case of an election under Section 10.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the holders of the Outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

         (9) The Company shall have delivered to the Trustee an Opinion of Counsel in Brazil to the effect that the holders of the Outstanding Notes will not recognize income, gain or loss for Brazilian federal or state income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Brazilian federal and state income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred. Notwithstanding anything to the contrary in this Indenture, this condition may not be waived by any Noteholder or the Trustee.

         (10) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, (x) the trust funds established pursuant to this Article X will not be subject to any rights of any other creditors of the Company, any of its Affiliates or Subsidiaries or of the Guarantors or holders of other Indebtedness of the Company, any of its Affiliates or Subsidiaries or of the Guarantors, and (y) immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article X will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

         SECTION 10.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 9.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee collectively, for purposes of Sections 10.5, 10.6 and 10.7 hereof, the "Defeasance Trustee") pursuant to Section 10.4 hereof in respect of the Notes shall be held in trust and applied by the Defeasance Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Defeasance Trustee may determine, to the holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company or the Guarantors, as the case may be, shall pay and indemnify the Defeasance Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 10.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Notes.

         Anything in this Article X to the contrary notwithstanding, the Defeasance Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 10.4 hereof which, in the opinion of an internationally recognized accounting firm expressed in a written certification thereof delivered to the Defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

         SECTION 10.6 Reinstatement. If the Defeasance Trustee or any of the Paying Agents is unable to apply any money in accordance with Sections 10.2 or
10.3 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, the Notes and the Guarantee, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article X until such time as the Defeasance Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 10.2 and 10.3 hereof; provided, however, that if the Company makes any payment of principal of (and premium, if any) any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Defeasance Trustee or the Paying Agent.

         SECTION 10.7 Repayment to Company. Any money deposited with the Defeasance Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its written request or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Defeasance Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Defeasance Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in England (which is expected to be The Financial Times, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                                   ARTICLE XI

                                    GUARANTEE

         SECTION 11.1 Guarantee. Each of VPAR, VCP and CRB hereby jointly, severally, fully and unconditionally guarantees on a senior unsecured basis to each Noteholder, and to the Trustee on behalf of such Noteholder, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Amounts) on the Notes when and as the same shall become due and payable, whether at the Stated Maturity, in accordance with the terms of such Note and of this Indenture; provided that the liability of each of VCP and CRB under their respective guarantees is limited to 50% of the outstanding amount of the Notes. In case of the failure of the Company punctually to make any such payment, each of the Guarantors hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, at the Stated Maturity, and as if such payment were made by the Company.

         This Guarantee constitutes a direct, general and unconditional senior obligation of each of the Guarantors that will at all times rank at least equally with all other present and future unsecured senior obligations of each such Guarantor, except for any obligations that may be preferred by provisions of law that are both mandatory and of general application.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of any Note or this Indenture, the absence of any action to enforce the same, any release or amendment or waiver of any term of any other guarantee of, or any consent to departure from any requirement of any other guarantee, of all or any of the Notes, any waiver or consent by any Noteholder or by the Trustee with respect to any provisions of any Note or of this Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives notice of the acceptance of this Guarantee and of any of the obligations under this Indenture or the Notes (the "Obligations") or of the accrual thereof, and further waives presentment, protest, notice or demand. This is a continuing guarantee and is a guarantee of payment and not of collection, and each of the Guarantors waives any right to require the Noteholders to initiate collection proceedings or otherwise enforce payment of the Obligations or any security or other guarantee therefor before obtaining payment hereunder.

         This Guarantee shall continue to be in effect or be reinstated, as the case may be, if at any time any payment in respect of any of the Obligations is rescinded or must otherwise be returned by the Noteholders, whether by reason of the insolvency, bankruptcy, reorganization or liquidation of the Company or any of the Guarantors or any other obligor or otherwise, all as though such payment had not been made.

         Each of the Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Noteholders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants, that this Guarantee will be discharged in respect of any Note except by complete performance of the obligations contained in such Note and in this Guarantee. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on any Note, at its Stated Maturity, legal proceedings may be instituted by the Trustee on behalf of, or by, the Noteholder of such Note, subject to the terms and conditions set forth in this Indenture, directly against any or all of the Guarantors to enforce this Guarantee without first proceeding against the Company. Each of the Guarantors agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Noteholders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes or to enforce or exercise any other right or remedy with respect to the Notes, or the Trustee or the Noteholders are prevented from taking any action to realize on any collateral, each of the Guarantors agrees to pay to the Trustee for the account of the Noteholders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Noteholders.

         No provision of this Guarantee or any Note or of this Indenture shall alter or impair this Guarantee of the Guarantors, each of which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Notes upon which each of the Guarantee is endorsed.

         Each of the Guarantors shall be subrogated to all rights of the Noteholders under the Notes upon which this Guarantee is endorsed against the Company in respect of any amounts paid by each of the Guarantors on account of such Note pursuant to the provisions of this

Guarantee or this Indenture; provided, however, that none of the Guarantors shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Notes issued hereunder shall have been paid in full.

         The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations under the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         Each of the Guarantors hereby irrevocably waives all benefits set forth in the following provisions of the Brazilian law: article 830 (with respect to VPAR only) and articles 827, 834, 835, 837 and 838 of the Brazilian Civil Code and article 595 of the Brazilian Civil Procedure Code.

         No stockholder, officer, director, employer or incorporator, past, present or future, of any of the Guarantors, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

         SECTION 11.2 Delivery of the Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth herein on behalf of the Guarantors.

         SECTION 11.3 Guarantors May Consolidate, Etc., on Certain Terms. Except as may be provided in Section 11.4 hereof and in Articles VI and VIII hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of any of the Guarantors with or into the Company or any other Guarantors or shall prevent any sale or conveyance of the property of any of the Guarantors as an entirety or substantially as an entirety to the Company or any other Guarantor.

         SECTION 11.4 Release of Guarantors. (a) Concurrently with any consolidation or merger of any of the Guarantors or any sale or conveyance of the property of any of the Guarantors as an entirety or substantially as an entirety, in each case as permitted by Section 11.3 hereof, and upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with Section 11.3 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under the Guarantee endorsed on the Notes and under this Article XI.

         (b) Concurrently with the defeasance of the Notes under Section 10.2 hereof or the covenant defeasance of the Notes under Section 10.3 hereof, each of the Guarantors shall be released from all of its obligations under the Guarantee endorsed on the Notes and under this Article XI.

                                  ARTICLE XII

                          PLEDGE OF INTERCOMPANY BONDS

         SECTION 12.1 Security Interest. In order to secure the full and punctual payment of, and the performance by the Company and each of the Guarantors of, the Secured Obligations when and as the same shall become due and payable, at the Stated Maturity, in accordance with the terms of the Notes and this Indenture owing from time to time to the Noteholders in accordance with the terms of the Notes and this Indenture and to secure the performance of all obligations of the Company and the Guarantors to the Trustee on behalf of the Noteholders under this Article XII, the Company hereby grants, assigns and pledges to the Trustee, for the benefit of the Noteholders, a security interest in the Collateral.

         SECTION 12.2 Delivery of the Collateral. The Company instructs the Trustee on behalf of the Noteholders to retain possession of the Notes hereof, either directly or through any financial intermediary of the Trustee's choice, and to hold the Collateral as security as provided herein.

         SECTION 12.3 Lien of Collateral. The Lien granted pursuant to this
Article XII constitutes a valid, perfected first priority lien on the Collateral, enforceable as such against all creditors of the Company and any Persons purporting to purchase any Collateral from the Company. Notwithstanding the foregoing, the Trustee has no responsibility for the validity, perfection, priority or enforceability of the Lien provided for by this Article XII and shall have no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

         SECTION 12.4 Certain Covenants Relating to the Pledge of Intercompany Bonds. The Company covenants and agrees with the Trustee that, from and after the date hereof until the Secured Obligations are paid and satisfied in full:

         (a) without the prior written consent of the Trustee, the Company will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Article XII. The Company will defend the right, title and interest of the Trustee in and to the Collateral against the claims and demands of all Persons whomsoever;

         (b) at any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee may reasonably request for the purposes of obtaining or preserving the full benefits of this Article XII and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Article XII; and

         (c) the Company agrees to pay, and to save the Trustee harmless from, any and all liabilities with respect to, or resulting from, any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Article XII.

         SECTION 12.5 Certain Rights upon Default. If an Event of Default shall occur and be continuing, subject to the enforceability of such rights under applicable law and as recognized by the courts of the jurisdiction in which any such proceeding is being conducted, the Trustee shall be entitled to:

         (a) all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

         (b) exercise such rights and remedies under the Intercompany Bonds and the Intercompany Guarantees as if it were the holder or the beneficiary thereof; and

         (c) the right to liquidate any Collateral held by the Trustee through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Company, including any equity or right of redemption by the Company (with the Trustee having the right to purchase any or all of the Collateral to be sold) and to apply the proceeds (or the cash equivalent thereof) from the liquidation of the Collateral to any amounts payable by the Company with respect to any Secured Obligations in that order as the Trustee may elect.

         SECTION 12.6 Attorney-in-Fact. Without limiting any rights or powers granted by this Article XII to the Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Trustee is hereby irrevocably appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Article XII and taking any action and executing any instruments which the Trustee may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Trustee shall have the right and power, while an

Event of Default has occurred and is continuing, to exercise such rights and remedies under the Collateral, including, without limitation, directing any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee on behalf of the Noteholders, including, without limitation, any principal and premium, if any, or interest, including any Additional Amounts, if any, as if the Trustee were the holder or beneficiary thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, and the Trustee has caused its seal to be hereunto affixed and attested, all as of the day and year first above written.


                            VOTO-VOTORANTIM OVERSEAS
                              TRADING OPERATIONS II LIMITED


                            By: /s/   Luis Eduardo P. Martins Pereira
                               -------------------------------------------------
                               Name:  Luis Eduardo P. Martins Pereira
                               Title: Attorney-in-Fact


                            VOTORANTIM PARTICIPACOES S.A.,
                              as Guarantor


                            By:/s/    Marcos Arruda
                               -------------------------------------------------
                               Name:  Marcos Arruda
                               Title: Director


                            By:/s/    Nelson Shimada
                               -------------------------------------------------
                               Name:  Nelson Shimada
                               Title: Director


                           VOTORANTIM CELULOSE E PAPEL S.A.,
                             as Guarantor


                            By:/s/    Raul Calfat
                               -------------------------------------------------
                               Name:  Raul Calfat
                               Title: Chief Executive Officer


                            By:/s/    Valdir Roque
                               -------------------------------------------------
                               Name:  Valdir Roque
                               Title: Chief Financial Officer


                            CIMENTO RIO BRANCO S.A.,
                              as Guarantor


                            By: /s/   Osmar A. Migdaleski
                               -------------------------------------------------
                               Name:  Osmar A. Migdaleski
                               Title: Chief Financial Officer

                            By:/s/    Luiz Alberto de Castro Santos
                               -------------------------------------------------
                               Name:  Luiz Alberto de Castro Santos
                               Title: Director

                            JPMORGAN CHASE BANK,
                              as Trustee


                            By:/s/    Lesley Daley
                               -------------------------------------------------
                               Name:  Lesley Daley
                               Title: Trust Officer



                            J.P. MORGAN TRUST BANK LTD.,
                               as Principal Paying Agent


                            By:/s/    Carl Baldry
                               -------------------------------------------------
                               Name:  Carl Baldry
                               Title: Assistant Vice President



                            JPMORGAN CHASE BANK,
                              LONDON BRANCH,
                              as Paying Agent


                            By:/s/    Carl Baldry
                               -------------------------------------------------
                               Name:  Carl Baldry
                               Title: Assistant Vice President



                            J.P. MORGAN BANK LUXEMBOURG, S.A.,
                               as Paying Agent


                            By:/s/    Carl Baldry
                               -------------------------------------------------
                               Name:  Carl Baldry
                               Title: Assistant Vice President

                                                                       EXHIBIT A

                      FORM OF FACE OF TEMPORARY GLOBAL NOTE

THIS TEMPORARY GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO ANY U.S. PERSON UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

             VOTO-VOTORANTIM OVERSEAS TRADING OPERATIONS II LIMITED
               (incorporated under the laws of the Cayman Islands)

                              TEMPORARY GLOBAL NOTE
                                  representing
                                      $[ ]

                               [ ]% NOTES DUE 2005


                                                ISIN Number: XS01730011310

                                                Common Code Number: 017300113

         Voto-Votorantim Overseas Trading Operations II Limited, a limited liability company organized under the laws of the Cayman Islands (herein called the "Company") for value received, hereby promises to pay the bearer of this Temporary Global Note, upon presentation and surrender hereof, the aggregate nominal amount of the Notes designated above (the "Notes") (or such lower amount as shall be shown by the latest entry in the third column of the Schedule I hereto) on the Maturity Date stated herein or on the Interest Payment Date (as defined in the Indenture). This Note is being issued pursuant to an Indenture dated as of July 28, 2003 (the "Indenture") among the Company, the Guarantors, JP Morgan Chase Bank, as trustee (the "Trustee"), JPMorgan Chase Bank, London Branch, and J.P. Morgan Bank Luxembourg S.A., as paying agents (together, the "Paying Agents"), and J.P. Morgan Trust Bank Ltd., as principal paying agent (the "Principal Paying Agent").

         Interests in this Temporary Global Note are exchangeable in accordance with the terms and conditions hereof for interests in the Permanent Global Note (the "Permanent Global Note") in bearer form without coupons and, until so exchanged, are subject to the Indenture. Subject to the terms and conditions hereof, the Company hereby irrevocably undertakes to deliver the Permanent Global Note in bearer form in exchange for this Temporary Global Note on or after the Exchange Date. Terms referred to in the Indenture attached hereto shall take effect as if set out on the face hereof.

         On or after the date that is 40 days after the date of issuance of this Temporary Global Note (the "Exchange Date"), this Temporary Global Note may be exchanged in whole or in part (free of charge to the holder) by its presentation and, on exchange in full, surrender to or to the order of the a Paying Agent for interests in the Permanent Global Note in an aggregate nominal amount equal to the nominal amount of this Temporary Global Note submitted for exchange and, provided that (i) each holder shall have delivered to the Trustee a certificate in the form and substance of Schedule II hereto and (ii) the relevant Paying Agent shall have received a certificate from Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") substantially in the form attached hereto as
Schedule III.

         Reference is hereby made to the further provisions of this Note set forth in the Indenture, which further provisions shall for all purposes have the same effect as if set forth in this Note.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: July ___, 2003



                            VOTO-VOTORANTIM OVERSEAS
                              TRADING OPERATIONS II LIMITED


                            By:
                               -------------------------------------------------
                               Name:
                               Title:

         This is one of the Notes with the Guarantee referred to in the within-mentioned Indenture.


                              JPMORGAN CHASE BANK,
                                   as Trustee


                            By:
                               -------------------------------------------------
                                         Authorized Signatory

         VPAR, VCP and CRB jointly, severally, unconditionally and irrevocably guarantee the due and punctual payment of all sums from time to time payable in respect of the Notes as set forth in the Indenture; provided that the liability of each of VCP and CRB under their respective guarantees will be limited to 50% of the Outstanding amount of the Notes.


                              VOTORANTIM PARTICIPACOES S.A.


                            By:
                               -------------------------------------------------
                               Name:
                               Title:


                            By:
                               -------------------------------------------------
                               Name:
                               Title:



                            VOTORANTIM CELULOSE E PAPEL S.A.


                            By:
                               -------------------------------------------------
                               Name:
                               Title:


                            By:
                               -------------------------------------------------
                               Name:
                               Title:



                             CIMENTO RIO BRANCO S.A.


                            By:
                               -------------------------------------------------
                               Name:
                               Title:


                            By:
                               -------------------------------------------------
                               Name:
                               Title:

                                   SCHEDULE I

              EXCHANGES FOR INTERESTS IN THE PERMANENT GLOBAL NOTE

The following exchanges of interests in this Temporary Global Note for Interests in the Permanent Global Note have been made:

                                        Portion of
                                      nominal amount
                                          of this
                                   Temporary Global Note
                                         exchanged            Remaining nominal amount
                                       for interests          of this Temporary Global         Notation made by
                                     in the Permanent              Note following              or on behalf of a
Date of Exchange                        Global Note                 such exchange                Paying Agent
----------------                   ----------------------     -------------------------        ------------------



                                   SCHEDULE II

                      Form of Accountholder's Certification

             VOTO-VOTORANTIM OVERSEAS TRADING OPERATIONS II LIMITED

                      (incorporated in the Cayman Islands)

                                  US$__________

                               __% Notes due 2005

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case
(a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Notes are of the category contemplated in Section 230.903(c)(3) of Regulation S under the United States Securities Act of 1933 (the "Act"), then this is also to certify that, except as set forth below, the Notes are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Act. As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date: [    ], 2003

[       ](1)



As, or as agent for,
the beneficial owner(s) of the Notes
to which this certificate relates.

By:  _____________________________
     Authorized Signatory





-------------------------------------
(1) Insert name of account-holder

                                  SCHEDULE III

                   Form of Euroclear/Clearstream Certification

             VOTO-VOTORANTIM OVERSEAS TRADING OPERATIONS II LIMITED

                      (incorporated in the Cayman Islands)

                                 US$___________

                               __% Notes due 2005


This is to certify that, based solely on certifications we have received in writing, by facsimile or mail from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture, as of the date hereof, US$________ principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or
(b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Notes are of the category contemplated in Section 230.903(c)(3) of Regulation S under the United States Securities Act of 1933 (the "Act"), then this is also to certify with respect to the principal amount of Notes set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organizations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the Indenture.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: [    ], 2003

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
Brussels Office,
as operator of the Euroclear System

or

CLEARSTREAM

By:
   --------------------------------------
   Authorized signatory

                                                                       EXHIBIT B

                      FORM OF FACE OF PERMANENT GLOBAL NOTE

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.


             VOTO-VOTORANTIM OVERSEAS TRADING OPERATIONS II LIMITED
               (incorporated under the laws of the Cayman Islands)

                              PERMANENT GLOBAL NOTE
                                  representing
                                      $[ ]

                               [ ]% NOTES DUE 2005


                                                ISIN Number: XS01730011310

                                                Common Code Number: 017300113

         Voto-Votorantim Overseas Trading Operations II Limited, a limited liability company organized under the laws of the Cayman Islands (herein called the "Company") for value received, hereby promises to pay the bearer of this Permanent Global Note, upon presentation and surrender hereof, the aggregate nominal amount of the Notes designated above (the "Notes") (or such lower amount as shall be shown by the latest entry in the third column of the Schedule I hereto) on the Maturity Date stated herein or on the Interest Payment Date (as defined in the Indenture). This Note is being issued pursuant to an Indenture dated as of July 28, 2003 (the "Indenture") among the Company, the Guarantors, JP Morgan Chase Bank, as trustee (the "Trustee"), JPMorgan Chase Bank, London Branch, and J.P. Morgan Bank Luxembourg S.A., as paying agents (together, the "Paying Agents"), and J.P. Morgan Trust Bank Ltd., as principal paying agent (the "Principal Paying Agent").

         The aggregate nominal amount from time to time of this Permanent Global Note shall be that amount shown by the latest entry made by or on behalf of the Trustee in the second column of Schedule III hereto, being such amount not exceeding the nominal amount as shall be shown in the latest entry in the fourth column of Schedule I hereto, which shall be completed by or on behalf of the Trustee upon any exchange of the whole or a part of the Temporary Global Note initially representing the Notes for a corresponding interest herein, as shall be shown by the latest entry made by or on behalf of the Trustee in the second column of Schedule II hereto.

         Reference is hereby made to the further provisions of this Note set forth in the Indenture, which further provisions shall for all purposes have the same effect as if set forth in this Note.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Issue date:


                            VOTO-VOTORANTIM OVERSEAS
                              TRADING OPERATIONS II LIMITED


                            By:
                               -------------------------------------------------
                               Name:
                               Title:

This is one of the Notes with the Guarantee referred to in the within-mentioned Indenture.


                              JPMORGAN CHASE BANK,
                                   as Trustee


                              By:
                                 -----------------------------------------------
                                        Authorized Signatory

         VPAR, VCP and CRB jointly, severally, unconditionally and irrevocably guarantee the due and punctual payment of all sums from time to time payable in respect of the Notes as set forth in the Indenture; provided that the liability of each of VCP and CRB under their respective guarantees will be limited to 50% of the Outstanding amount of the Notes.


                                 VOTORANTIM PARTICIPACOES S.A.


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 VOTORANTIM CELULOSE E PAPEL S.A.


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 CIMENTO RIO BRANCO S.A.


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                   SCHEDULE I

              EXCHANGES FOR INTERESTS IN THE PERMANENT GLOBAL NOTE

The following exchanges of interests in the Temporary Global Note for interests in this Permanent Global Note have been made:

                                                      Portion of
                                                    nominal amount        Nominal amount
                                                        of the                 of this
                                                   Temporary Global         Permanent
                                                   Note remaining           Global Note         Notation made by
                         Nominal amount being         following           following such        or on behalf of a
Date of Exchange               exchanged            such exchange            exchange             Paying Agent
----------------         ---------------------    ------------------     -----------------      ------------------



                                   SCHEDULE II

             REDEMPTION/PURCHASE/CANCELLATION/EXCHANGE OF INTERESTS
                    REPRESENTED BY THIS PERMANENT GLOBAL NOTE

Reductions in the nominal amount of this Permanent Global Note following redemption or the purchase and cancellation of Notes are entered in the second column below:


Date of                                                                                   Notation made by or on
redemption/ purchase/               Amount of                                             behalf of the European
cancellation/exchange          reduction/increase      Reason for reduction/increase     Issuing and Paying Agent
---------------------         --------------------   --------------------------------  ----------------------------



                                  SCHEDULE III

                  NOMINAL AMOUNT OF THIS PERMANENT GLOBAL NOTE

The following sets out the nominal amount from time to time of the Notes to which this Permanent Global Note relates following the exchanges, redemptions, purchases and cancellations entered in Schedules I and II hereto:

           Nominal amount of this
           Permanent Global Note        Notation made by or on behalf of
Date        following such event      the European Issuing and Paying Agent
----      ------------------------   ---------------------------------------

                                   SCHEDULE IV

           INTEREST PAYMENTS IN RESPECT OF THIS PERMANENT GLOBAL NOTE

The following payments of interest in respect of this Permanent Global Note have been made:

                                           Notation made by or on behalf of
Date made       Amount of interest       the European Issuing and Paying Agent
---------       ------------------       -------------------------------------

                                                                       EXHIBIT C

                     FORM OF FACE OF DEFINITIVE BEARER NOTE

                  ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.


             VOTO-VOTORANTIM OVERSEAS TRADING OPERATIONS II LIMITED
               (incorporated under the laws of the Cayman Islands)

                             DEFINITIVE BEARER NOTE
                                  representing
                                      $[ ]

                               [ ]% NOTES DUE 2005


                                      ISIN Number:
                                                  ------------------------------

                                      Common Code Number:
                                                         -----------------------

         Voto-Votorantim Overseas Trading Operations II Limited, a limited liability company organized under the laws of the Cayman Islands (herein called the "Company") for value received, hereby promises to pay the bearer of this Definitive Bearer Note, upon presentation and surrender hereof, the aggregate nominal amount of the Notes designated above (the "Notes") (or such lower amount as shall be shown by the latest entry in the third column of the Schedule I hereto) on the Maturity Date stated herein or on the Interest Payment Date (as defined in the Indenture). This Note is being issued pursuant to an Indenture dated as of July 28, 2003 (the "Indenture") among the Company, the Guarantors, JP Morgan Chase Bank, as trustee (the "Trustee"), JPMorgan Chase Bank, London Branch, and J.P. Morgan Bank Luxembourg S.A., as paying agents (together, the "Paying Agents"), and J.P. Morgan Trust Bank Ltd., as principal paying agent (the "Principal Paying Agent").

         Reference is hereby made to the further provisions of this Note set forth in the Indenture, which further provisions shall for all purposes have the same effect as if set forth in this Note.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:


                              VOTO-VOTORANTIM OVERSEAS
                                TRADING OPERATIONS II LIMITED


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

         This is one of the Notes with the Guarantee referred to in the within-mentioned Indenture.


                              JPMORGAN CHASE BANK,
                                as Trustee


                              By:
                                  ----------------------------------------------
                                              Authorized Signatory

         VPAR, VCP and CRB jointly, severally, unconditionally and irrevocably guarantee the due and punctual payment of all sums from time to time payable in respect of the Notes as set forth in the Indenture; provided that the liability of each of VCP and CRB under their respective guarantees will be limited to 50% of the Outstanding amount of the Notes.


                               VOTORANTIM PARTICIPACOES S.A.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               VOTORANTIM CELULOSE E PAPEL S.A.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               CIMENTO RIO BRANCO S.A.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title: